SUBJECT TO COMPLETION, DATED AUGUST 14, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        INDUSTRIALEX MANUFACTURING CORP.
        (Exact name of small business issuer as specified in its charter)

               COLORADO                                _______                                 84-145-4260
      (State or jurisdiction of              (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification Number)

                                                                                              AHMAD AKRAMI
        63-A S. PRATT PARKWAY                    63-A S. PRATT PARKWAY                   63-A S. PRATT PARKWAY
       LONGMONT, COLORADO 80501                LONGMONT, COLORADO 80501                 LONGMONT, COLORADO 80501
            (303) 651-6672                          (303) 651-6672                           (303) 651-6672
   (Address and telephone number of    (Address of principal place of business)   (Name, address and telephone number
     principal executive offices)                                                        of agent for service)

                                   ----------

                                   Copies to:

                            LESTER R. WOODWARD, ESQ.
                              ROBERT P. ATTAI, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                                   ----------

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                                   ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF        AMOUNT TO BE         PROPOSED MAXIMUM                PROPOSED MAXIMUM              AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED     OFFERING PRICE PER SHARE(1)    AGGREGATE OFFERING PRICE(1)     REGISTRATION FEE
------------------------------   --------------  -----------------------------  ----------------------------   -------------------
Common Stock, par value $.01
   per share                       7,992,000               $ 1.00                        $7,992,000                   $2,110
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the expected price at which the shares of common stock, $.01 par value, are to be offered.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         This registration statement covers (a) the primary public offering by Industrialex of 3,500,000 shares of common stock, $.01 par value, (b) 125,000 shares paid to the placement agent, Thomson Kernaghan & Co. Limited, as a corporate fee for acting as lead agent in the offering, (c) 300,000 shares underlying a warrant paid to Thomson Kernaghan & Co. Limited in consideration of Thomson Kernaghan & Co. Limited's commitment to sell 3,000,000 of the shares in the offering, and (d) the concurrent offering on a delayed basis of 4,067,000 shares of common stock underlying special warrants by certain selling stockholders of Industrialex. The initial public offering prospectus covers the shares being offered by Industrialex. A separate selling stockholders prospectus will be used by the selling stockholders in connection with an offering by them for their accounts of up to 4,067,000 shares of common stock. The selling stockholders prospectus is identical to the initial public offering prospectus, except for (1) alternate front and back cover pages, which alternate cover pages are noted in the registration statement, (2) the sections entitled "Summary," "Use of Proceeds," "Plan of Distribution" and "Risk Factors" which alternate sections are indicated in the registration statement, and (3) the sections entitled "Determination of Offering Price" and "Dilution" which sections shall appear only in the initial public offering prospectus.

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2000

INITIAL PUBLIC OFFERING
PROSPECTUS

                               3,500,000 Shares

                      [INDUSTRIALEX MANUFACTURING LOGO]

                       INDUSTRIALEX MANUFACTURING CORP.

                         Common Stock, $.01 par value

                                   ----------


         Thomson Kernaghan & Co. Limited, Industrialex's agent, has entered into a firm commitment agreement to sell 3,000,000 of the shares in this public offering to investors in Canada, and Industrialex will sell up to 500,000 of the shares in this public offering directly to investors in the United States, at a price of $1.00 per share, for aggregate gross proceeds of $3,500,000.

         Industrialex is concurrently registering 4,067,000 shares of its common stock on behalf of selling stockholders.

         Before offers to sell shares of common stock are made, the shares of Industrialex common stock will have been approved for listing on the facilities of the Canadian Venture Exchange.

                                UNDERWRITTEN BY:

                         THOMSON KERNAGHAN & CO. LIMITED

                                                                       PER
                                             TOTAL                    SHARE
                                       ------------------       -----------------
Public offering price                  $        3,500,000       $           1.00
Underwriter commissions                $          225,000       $           0.075
Proceeds                               $        3,275,000       $           0.925

         Industrialex has paid Thomson Kernaghan a work fee of $18,000 and granted to Thomson Kernaghan a warrant entitling it to purchase shares of common stock in the future. Industrialex also will pay Thomson Kernaghan a corporate finance fee of 125,000 shares of common stock.

                                   ---------


         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT PAGES 2 TO 4.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this prospectus is __, 2000

                                TABLE OF CONTENTS

                                                                                         PAGE
Summary....................................................................................1

Risk Factors...............................................................................2

Dilution...................................................................................5

Use of Proceeds............................................................................6

Description of Industrialex................................................................7

Description of Business....................................................................7

Management Discussion and Analysis of Financial Condition and Results of Operations.......25

Description of Securities.................................................................30

Plan of Distribution......................................................................32

Directors and Senior Officers.............................................................35

Certain Relationships and Related Transactions............................................37

Executive Compensation....................................................................37

Cautionary Statement Concerning Forward-Looking Statements................................38

Dividend Record and Policy................................................................38

Experts...................................................................................39

Legal Matters.............................................................................39

Where You Can Find More Information.......................................................39

Index to Financial Statements............................................................F-1

                                     SUMMARY

BUSINESS OF INDUSTRIALEX:           Industrialex is a provider of protective coating services to various manufacturing industries.  Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies.  The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.

                                    Our principal office is located at 63-A S. Pratt Parkway; Longmont,
                                    Colorado 80501.  The telephone number is (303) 651-6672.

                                    Industrialex has three wholly-owned subsidiaries:  Broomfield Industrial
                                    Painting, Inc. ("BIP"); Decorative and Coating Systems, Inc. ("DACS");
                                    and Screen Tech Graphics, Inc. ("STG").  In this prospectus, all references to the "Company" shall mean the combined operations of Industrialex, BIP,
                                    DACS and STG, and "Industrialex" shall mean Industrialex Manufacturing
                                    Corp.

OFFERING:                           The offering consists of 3,500,000 shares of common stock to be offered to the public.  Upon completion of the offering, there will be approximately
                                    7,875,000 shares of common stock issued and outstanding.  In addition:

                                    o       Industrialex has granted stock options pursuant to which up to
                                            687,000 shares may be issued in the future.

                                    o       Industrialex has granted warrants and special warrants pursuant to which up to 4,407,000 shares may be issued in the future.

USE OF PROCEEDS:                    The net proceeds from this offering will be $3,275,000.  Industrialex's working capital as of March 31, 2000 was approximately $1,112,541.  The net proceeds from the offering plus the working capital totals approximately $4,387,541 before expenses, and will be used to pay the costs of this offering, establish new manufacturing facilities, finance future acquisitions, pay off continuing payment obligations from previous acquisitions, and to fund general corporate marketing.

                                  RISK FACTORS

         An investment in Industrialex common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.

OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.

         Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, BIP, DACS, STG and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.

THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Gary Triolo, Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.

         Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.

THE INABILITY TO CONTINUE DEVELOPING AND SELLING NEW PRODUCTS MAY RESULT IN CONTINUED LOSSES.

         The coating industry is characterized by a consistent flow of new, improved chemical applications that render existing coating products obsolete. There can be no assurance that we will be able to convert our processes quickly enough to take advantage of such new chemical applications and market these products.

WE OPERATE IN A HEAVILY REGULATED INDUSTRY.

         We must comply with federal, state and local regulations that impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in its manufacturing process. There can be no guarantee that new environmental laws will not be imposed which will have an adverse impact on our manufacturing process and ability to compete effectively.

WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.

         We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the three months ended March 31, 2000, sales to the five largest customers of Industrialex, BIP, DACS and STG represented 87%, 54%, 58% and 63% respectively, of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.

EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

         There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.

THE PUBLIC OFFERING PRICE WAS DETERMINED THROUGH NEGOTIATIONS AND MAY NOT BE RELATED TO THE VALUE OF THE STOCK.

         The initial public offering price of Industrialex's common stock on the Canadian Venture Exchange of $1.00 per share was arrived at arbitrarily by negotiation between Industrialex and Thomson Kernaghan, and represents their independent assessment of the value of the shares being offered. As such, the initial public offering price is not necessarily related to Industrialex's net worth or any other established criteria of value and may not bear any relationship to the market price of the shares following the completion of the offering.

THE POTENTIAL SUPPLY OF MARKETABLE SHARES FOR IMMEDIATE SALE MAY ADVERSELY IMPACT THE MARKET PRICE OF THE SHARES.

         Concurrently with the registration of the shares offered under this prospectus, Industrialex has registered under the U.S. securities laws 4,067,000 shares of its common stock that are presently owned, or that underly special warrants that are presently owned, by its stockholders. If a significant portion of those shares are offered for sale within a short period of time, the price of the shares in the market would likely decline. If the supply substantially exceeds the demand, it might become impossible to find buyers for all the shares that are being offered, which would likely further depress the price and, perhaps, make it impossible for you to sell all of your shares as quickly as you may desire.

THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

         Because shares of Industrialex common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of Industrialex common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

LISTING THE STOCK ON THE CANADIAN VENTURE EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES.

         The shares of Industrialex common stock will be approved for listing on the Canadian Venture Exchange and will be primarily traded on that exchange. The rules of the Canadian Venture Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the Canadian Venture Exchange listing does not assure a stockholder that there will be a purchaser for the shares when the stockholder wishes to sell.

                                    DILUTION

         The following sets forth the dilution per share (as of March 31, 2000) after giving effect to this offering and the acquisitions of DACS, BIP and STG:

----------------------------------------------------------------------------------------------
Effective price of shares of common stock offered hereunder:                      $ 1.00
Pro forma combined net tangible book value per share before the             0
offering:                                                              (0.087)
Increase in pro forma combined net tangible book value per share
attributable to the offering:                                           0.417
Pro forma combined net tangible book value after the offering:                      0.330
                                                                             ------------
Dilution to investor:                                                               0.67
Dilution to investor (as a percentage):                                             67%
----------------------------------------------------------------------------------------------

         The table excludes the effect of the conversion of all special warrants which have been issued in the private placement and business acquisitions. If all currently exercisable special warrants were to be converted, then the issuance of common stock underlying them would have a $0.09 per share effect on the dilution calculation above. In such a case, the "Dilution to investor" and the "Dilution to investor (as a percentage)" in the table above would read $0.76 and 76%, respectively. If all such special warrants are converted after completion of this offering, then there would be a total of approximately 10,577,000 shares issued and outstanding.

                                 USE OF PROCEEDS

         The gross proceeds from this offering will be $3,500,000. From these proceeds, Industrialex will pay an aggregate commission of $225,000 to Thomson Kernaghan. After deducting the commission and prior to expenses of the offering, the net proceeds from this offering will be $3,275,000. The gross proceeds from the offering will be used as follows:


Funds available:                                                             $3,500,000
                                                                             ==========
Proposed uses:
         Additional costs of this offering:
                  Legal fees                                                 $  162,000
                  Accounting fees                                               150,000
                  Printing                                                       10,000
                           Other                                                 28,000
Agent's work fee                                                                 18,000
Agent's commission                                                              225,000
Cost of setting up new facility                                                 800,000
Note Payable for Decorative & Coating Systems, Inc. acquisition                 700,000
Note Payable for Screen Tech Graphics, Inc. acquisition                         610,000
Debt for payoff of STG bank lines                                               220,000
Cost of future acquisitions(1)                                                  500,000
Marketing                                                                        75,000
Working capital to fund ongoing operations and unallocated working capital        2,000
                                                                             ----------
                                                                             $3,500,000
                                                                             ==========

         (1) We may use a portion of the net proceeds for potential acquisitions of complementary businesses although we have no current agreements signed or negotiations in process.

         If Thomson Kernaghan exercises its warrant to purchase up to 300,000 shares at a price of $1.00 per share, Industrialex will receive additional proceeds of up to $300,000 if exercised at any time up to one year from the date that shares of Industrialex common stock are first listed for trading on the facilities of the Canadian Venture Exchange. If Thomson Kernaghan exercises the warrant, the proceeds will also be added to Industrialex's working capital. Management intends to invest the net proceeds in money market funds until such time as those proceeds are required for the uses discussed above.

                           DESCRIPTION OF INDUSTRIALEX

         Industrial Services LLC was formed under the laws of the State of Colorado on September 23, 1994. In 1997 it changed its name to Industrialex Manufacturing LLC. On December 30, 1999, New Industrial Manufacturing Corp. was formed under the laws of the State of Colorado for the purpose of acquiring Industrial Manufacturing LLC. On January 19, 2000 Industrial Manufacturing LLC was merged into New Industrial Manufacturing Corp. and New Industrial Manufacturing Corp. changed its name to Industrialex Manufacturing Corp.

         Our principal office is located at 63-A S. Pratt Parkway, Longmont, Colorado 80501. The telephone number is (303) 651-6672.


                             DESCRIPTION OF BUSINESS

Introduction

         In recent years, the outsourced manufacturing or contract manufacturing industry has witnessed tremendous growth as product manufacturers move to transfer their manufacturing requirements to outside companies in order to concentrate their efforts on their core business. Technology companies are focusing their efforts on developing and marketing their products and contract with other companies to manufacture their products. This trend has created a multi-billion dollar a year market opportunity. Several major telecommunications companies, including Lucent Technologies Inc., Motorola Inc. and Nortel Networks Corp. have recently announced dramatic increases in outsourcing their manufacturing process. These telecom companies join the ranks of other big electronics and computer system and component makers that have already realized that letting another company assemble their products is an excellent way to keep costs under control and margins high.

         Products with protective coated materials have become commonplace and range from metal lawn furniture to computers to cell phones. Major markets for coatings include motor vehicles, appliances, furniture, industrial equipment, consumer goods and electronics.

         Protective coating is one step in the manufacturing of components in the contract manufacturing industry, all of which require 24 hour to 48 hour turn-around. Based on management's estimate that 1% of the cost of manufacturing of a product is the cost of protective coating, we estimate that the market for our protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. The Company is planning to position itself as a provider of a full range of coating offerings.

         The Company is a provider of protective coating services to a broad range of companies in the manufacturing industry. The Company's services include conformal coating, shielding, powder coating, liquid painting and screen printing. The specific markets served by the Company include the following: high technology, medical, aerospace, defense, consumer electronics, data storage, semiconductor, transportation and general manufactured goods. The Company's services include the application of chemical adhesions to four categories of general products: metal, plastic, glass and printed circuit board assemblies. These various adhesion processes provide many benefits including enhanced general aesthetics and protection from a hostile environment, corrosion, and electrostatic discharge. Management believes there are approximately 14 private companies in the coating sector comparable to the Company in Colorado, ranging in size up to $2,000,000 in annual gross sales.

         Industrialex began its operations in Longmont, Colorado, initially focusing on the provision of conformal coating applications, primarily using silicon, for painted circuit board assemblies. These services were subsequently expanded to provide potting and Electro-magnetic interference/radio frequency interference shielding applications of painted circuit board assemblies. Electro-magnetic interference/radio frequency interference shieldings are designed to be conductive and maintain conductivity and to protect internal and external sources from the emissions of electromagnetic interference and radio frequency interference. In 1997, Industrialex expanded its conformal coating applications to include using urethane and acrylic by opening a facility in Mead, Colorado. In addition to providing a full spectrum of coating applications for painted circuit board assembly products, the Mead facility was equipped to provide powder coating services for metal products.

         On April 4, 2000, Industrialex acquired BIP, located in Westminster, Colorado. Founded in 1983, BIP has been in the business of providing industrial finishing to metal products for the high technology, medical and aerospace industries, utilizing liquid paint and powder coating applications. As a result of this acquisition, Industrialex's service offering expanded into liquid painting of metal and plastic products. In 1999, BIP generated sales of approximately $993,000.

         On May 1, 2000, Industrialex acquired DACS, located in Denver, Colorado. Founded in 1976, DACS was the first company to provide powder coating services in the State of Colorado. As a result of this acquisition, Industrialex's service offering of powder coating applications for metal products were significantly enhanced. In 1999, DACS generated sales of approximately $1,353,000.

         On July 17, 2000, Industrialex acquired STG, located in Colorado Springs. Founded in 1976, management believes that STG is one of the largest providers of powder coating, liquid painting and screen printing services in southern Colorado. As a result of this acquisition, Industrialex expanded its services into the southern region of Colorado. In 1999 STG generated sales of approximately $1,899,000.

Overview of operations

         The specific coating services required by Industrialex's customers will vary depending upon the nature of the product to be coated and the environment within which that product will be used. The following table demonstrates the specific application for each segment provided by Industrialex and each of its subsidiaries:

                         Metal and Plastic Products                 Painted Circuit Board Assembly Products
                  -------------------------------------     -----------------------------------------------------
                      Screen
                     Printing      Powder        Paint        Urethane      Potting      Silicon       Shielding
                  -------------  -----------   ---------    -----------   -----------   -----------   -----------
Industrialex                                                       X            X            X

BIP                                    X            X

DACS                                   X            X

STG                     X              X            X


         The Company currently operates out of four facilities, all located in Colorado. These facilities are equipped with a total of 15 coating chambers. Three of the facilities are located in northern Colorado and one facility is located in southern Colorado. These facilities range in size from 6,500 square feet to 16,000 square feet of production space. Currently, the combined facilities employ 116 personnel. Each facility is managed by a general manager who oversees day-to-day operations.

         The Company's operations must comply with federal, state and local environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in the manufacturing process. The Company holds permits from the Colorado State Air Pollution Control Divisions and various wastewater treatment entities. All of the Company's facilities meet Electro Static Discharge and United States Occupational Safety and Health Administration requirements and their personnel have been internally certified for operational procedures, quality standards, document control and safety.

         One of the key factors in the success of the Company is that its operations have the ability to provide 24 hour to 48 hour turn-around with high quality and customer service while maintaining competitive pricing. To maintain such quality and customer service, the Company has refined its processes, requiring three coating chambers dedicated to conformal coating, seven coating chambers dedicated to powder coating and five chambers dedicated to liquid paint. This allows for reduction of cross contamination among different coating applications.

         The general process that each facility undergoes in the application of its coating process for metal and plastic products is as follows:

         1. Products are received at the facilities where they are prepared for placement into the specialized chemical washing equipment.

         2. After drying, critical areas that do not require coating are masked, and the part is placed on specially designed fixtures for entry into the coating chambers.

         3. Custom designed spray guns apply the coating material to the surface of the part.

         4. Once the parts are coated, they are placed into a heating oven. Heat ensures proper adhesion of chemicals onto the surface of the part and promotes drying.

         5. At the final stage of the process, the masking is removed and coated parts are inspected for quality purposes. All inspected parts are packaged and shipped to the customer.

         The Company plans to capitalize on the well-recognized names of its acquired subsidiaries and on the brand recognition that each subsidiary has developed. The Company proposes to utilize that brand recognition to establish a "brands and standards" for the coating industry as part of its overall strategy to roll up several of its local competitors. The first phase of the strategy started with the acquisitions of BIP, DACS and STG. The Company plans to consolidate the operations of BIP, DACS and STG into two facilities. One facility, with approximately 70,000 square feet, will be based in northern Colorado. The second facility, previously operated by STG, has approximately 16,000 square feet and is based in southern Colorado. These facilities will be equipped with state-of-the-art automation technologies to provide highly efficient processes with flexibility to switch among product lines while providing cost effective high volume throughout production capabilities. Management anticipates that these automated facilities, together with economies of scale, will provide savings in usage of chemicals and manpower.

                                        ---------------
                                            Masking
                                        ---------------
                                   ->                ->
-------------       -------------                        ----------     ----------    ------------      -----------    -----------
  Receiving    ->    Preparation              ->          Washing   ->   Coating   ->   Heating     ->  Inspection  ->  Shipping
-------------       -------------                        ----------     ----------    ------------      -----------    -----------

THE COATING PROCESSES

CONFORMAL COATING:

         Conformal coatings of printed circuit board assemblies function as a dielectric insulator, providing a durable barrier against environmental contaminants and moisture over a wide temperature and humidity range. Conformal coatings also act as shock and vibration absorbers, thus protecting the final product from possible damage. Coating types include silicone, acrylic, epoxy resin and urethane.

         The process of conformal coating normally begins with masking of critical areas of the board. Circuit boards are carefully masked, leaving only the desired coating area exposed. Coatings are then applied either by spraying the board surface, brushing, or by dipping the boards directly into the coating material. Each process offers a system for precisely coating the boards to the exact specifications.

ACRYLIC COATING

         Acrylic coating is a clear, tough coating that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. It also protects and insulates electrical and electronic components and assemblies, including generators, motors, transformers, relays, and solenoid coils.

EPOXY COATING

         Epoxy coating is a non-porous, water and chemical resistant material that contains a form of nylon material. It is normally black in color, is non-conductive and is therefore suitable for electrical insulation.

URETHANE COATINGS

         Urethane provides excellent dielectric properties. It is also used to protect coated parts from moisture and other harsh environmental elements.

SILICONE COATING

         Silicone is a clear, durable material that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. Silicone becomes flexible at temperatures ranging from -65C to +200C. Silicone dries within minutes and cures at room temperature in 4 to 12 hours. Silicone illumines under ultra violet light source which makes it an ideal agent for quality control inspection because one can then determine proper application to the product.

ENCAPSULATION/POTTING:

         The encapsulation process (also known as "potting") involves submerging an assembly into resin (usually epoxy) and allowing the resin to harden. Encapsulation provides effective resistance and environmental protection against humidity, while acting as an insulator against shock and vibration. It also works effectively in maintaining the security of the printed circuit board assembly design by preventing third parties from accessing the printed circuit board assembly without destroying the encapsulated technology. Encapsulation/potting is used in a variety of electro-mechanical applications including automotive, ballasts, relays, mold making, high voltage power supplies, solenoids, batteries, switches, circuit breakers, transformers, medical equipment and other devices.

POWDER COATING:

         Since its introduction in North America almost 40 years ago, powder coating has become the fastest growing finishing technology, and currently represents over 10 percent of the total industrial finishing market. Powder coating is a dry finishing process, using finely ground particles of pigment and resin that are electrostatically charged and sprayed onto the part to be coated. The parts to be coated are electrically grounded so that the charged powder particles projected at them adhere to the parts and are held there until melted and fused into a smooth coating in the curing oven. The result is a uniform, durable, high quality finish. Because of the unique process of powder coating, many problems and issues inherent in liquid finishing are eliminated or minimized.

         Powder coating contains no solvents and emits negligible, if any, polluting volatile organic compounds into the atmosphere. Exhaust air from the coating booth can be safely returned to the coating room, and less oven air is exhausted to the outside, making the powder coating process a safer and cleaner finishing alternative. In addition, since powder coating uses a dry powder, up to 98% of powder coating over spray can be retrieved and reused with proper recycling units. The unused powder is reclaimed by a recovery unit and recirculated through the system. The waste that results is negligible, and can be disposed of easily and economically with United States Environmental Protection Agency certified disposal facilities.

         There are two basic types of powder, indoor and outdoor. Most outdoor powders are polyester and most indoor powders are epoxy. Powders come in a rainbow of colors, glosses and textures. Powder coatings provide a wide range of performance properties, offering excellent resistance to heat, corrosion, impact, abrasion, fading from sunlight, and extreme weather.

LIQUID PAINTING:

         Liquid painting, also known as liquid coating, uses polyurethane, bake enamels, water based paints, and conductive coatings. These environmentally compliant coating materials were developed in response to limitations recently placed on the emission of volatile organic compounds in certain areas of the United States. Volatile organic compounds are toxic gases that are harmful to the environment.

         Even as the demand for powder coatings increases, there exists a need for liquid coatings. Certain cosmetic requirements can only be achieved through the application of liquid coatings as well as the application of conductive coatings on plastics requiring electro-magnetic interference/radio frequency interference. Most government and military specifications refer to liquid coatings. Even though powder coating is superior to most liquids, industrial coating manufacturers have produced materials that stand up to highly abrasive chemicals and solvents, making them a continued desirable coating in many original equipment manufacturer product lines.

ELECTRO-MAGNETIC INTERFERENCE/RADIO FREQUENCY INTERFERENCE SHIELDING:

         This process involves the application of conductive shielding materials. Through reflection and/or absorption, these materials effectively reduce electro-magnetic interference/radio frequency interference emitted by certain printed circuit board assembly based products used primarily in the telecommunications industry. We supply several chemical materials that meet a wide range of specifications.

SCREEN PRINTING:

         The screen printing capability of the Company includes in-house screen fabrications, computerized art department and darkrooms. These capacities allow the Company to manufacture custom labeling and to print directly onto customer-supplied substrates. Applications include polycarbonate overlays, foil labels, aluminum nameplates, decals/bumper stickers, panels, chassis, die cutting and art and screen fabrication.

THE MARKET FOR THE PRODUCTS

         Protective coating is one step in the manufacturing of components in the outsourced manufacturing services industry. In describing the electronics manufacturing services industry, Jim Savage, an analyst at Thomas Weisel, suggested that "what was a $90 billion industry in 1998 will be a $200 billion by 2001."(1) Based on management's estimate that 1% of the cost of manufacturing a product is the cost of protective coating, the Company estimates that the market for its protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. According to U.S. Department of Commerce "In 1998, total manufacturers' shipments of paint and allied products amounted to $17.2 billion, an increase of 4.2% from 1997 shipments of $16.5 billion."(2) The fastest growing segment of this market is powder coatings. The United States Census Bureau further reports that: "shipments of powder coatings increased 13.4% to $669.7 million in 1998 from $590.5 million in 1997."(3)

THE COATING INDUSTRY

         The coating industry in the United States is divided into several major categories including product coating for original equipment manufacturers, architectural coatings, special purpose coatings and miscellaneous allied paint products. The segment of the market that applies to the Company's business is the product coatings market. All paint and coatings that are designed for use by the original equipment manufacturers of industrial and consumer goods are called OEM product coatings. According to reports published in the December 1998 issue of Paint & Powder Magazine, "OEM's and their custom coater suppliers represent one of the largest customer groups for the paint and coating industry, consuming 37% of all coatings shipped in 1998."(4) According to another published report by Frost & Sullivan in the October 1999 issue of World Powder Coating Markets, "In 1998, the world powder coating markets reached $3.76 billion in revenues and is expected to continue growing. One universal possibility is expansion into new end-user markets such as engineered wood furniture. The growing need for environmental compliance, combined with proven lower application costs, will help forge new powder coating markets, such as wood substrates coating."(5)

         Liquid and powder coatings are frequently positioned as competitive products. Like their liquid counterparts, powder coatings can serve both protective and decorative functions. They are applied to many types of manufactured goods, furniture, appliances, automotive parts and electronic components. According

----------------

(1) Eric Nee, "The Low-Tech King of High Tech," Fortune Magazine, October 25, 1999.

(2) U.S. Department of Commerce, Economic and Statistics Administration, U.S. Census Bureau Report, February 2000.

(3) U.S. Department of Commerce, Economic and Statistics Administration, U.S. Census Bureau Report, February 2000.

(4)  Paint and Powder Magazine, December 1998.

(5)  World Power Coating Markets, October 1999.

to an August 1995 report published by National Paint & Coatings Association, "Liquid technologies will continue to dominate in areas where the coating is field-applied and heat curing is not feasible. Areas where powder technology may increase its presence are those where the coating process can be very tightly controlled." The Company provides both powder and liquid paint applications. The following tables demonstrate the usage of OEM product coatings by type of coating and by industry.

                 OEM PRODUCT COATINGS USAGE BY TYPE OF COATING
                                     1998

                                  [PIE CHART]

UV-Cure              4%
Electrocoat          8%
Powder              14%
Waterborne          20%
High-solids         25%
Solventborne        29%

SOURCES: INDUSTRIAL PAINT AND POWDER DEPT. OF COMMERCE POWDER COATING INSTITUTE

                                  [PIE CHART]
                      THE MARKET FOR OEM PRODUCT COATINGS

Appliances/HVAC Equipment                 7%
Non-Wood Furniture/Business Equipment     9%
Wood Products                            12%
Metal Containers and Closures            13%
General Industrial Finishing             26%
Automotive                               33%

PARTNERSHIPS

         Partnerships amongst coating companies are becoming more common and demonstrate a growing effort in the industry to form teams to solve customer problems. The Company will consider developing such partnership arrangements, where appropriate, provided that the focus is on establishing cooperative efforts with the Company's equipment suppliers. Pittsburg Paint and Glass, for example, recently formed an alliance with Advanced Robotic Technologies, Inc. to integrate coatings and application technology. Similarly, DuPont Powder Coatings is working with Thermal Innovations Ltd. and TRI Innovations, AB, a Swedish manufacturer of a UV-curing system, to develop a new powder coating line for MDF Systems, Ltd. in the United Kingdom for wood finishing applications.

         In order to capitalize on the estimated $2.0 billion market opportunity in the United States, the Company will position its marketing efforts as a provider of a full range of coating offerings. Specifically these offering include conformal coating of printed circuit board assemblies, powder coating of metal, plastic and glass products, and liquid painting of metal based products.

MARKET SEGMENTS

         The Company's market is segmented by the categories of products it services. The major product categories include metal, plastic, glass and printed circuit board assemblies, which are manufactured by companies in the following industries: electronic manufacturing, general manufactured goods, aerospace, transportation and medical devices. The Company is able to provide a full range of coating services. These services are defined as: conformal coating utilizing silicone or arethane, potting/encapsulation and EMI/RFI shielding for printed circuit board assemblies, powder coating and liquid painting of metal, plastic and glass and finally screen printing of metal and plastic products.

         The Company's business is currently dividend into two major categories: short runs and long runs. Short runs provide 70% of the Company's total revenue whereas long runs provide 20%.

         The requirements of the Company's customers are generally met either through short-term purchase orders or long-term contracts. The short-term purchase orders are serviced in an efficient and cost effective manner because of the Company's ability to perform on a short runs basis where providing 24 to 48 hour turnaround is essential. Industrialex's operating subsidiaries are set up with the facilities, tooling and processes that provide such turnaround. The Company's powder coating and liquid paint service offerings are primarily provided in such business setting and operations.

         Long-term contracts are typically established with original equipment manufacturers where production runs are predictable and can be designed with production control systems. The Company's Longmont facility is equipped with class A chambers, where they can provide clean, dust free isolated coating environments which are the prime requirements of printed circuit board assemblies products. Conformal coating, potting/encapsulation and shielding of printed circuit boards are primarily coated in this type of facility.

         The Company's business strategy calls for changing the current ratio between short runs business and long runs business so as to establish long runs as the primary revenue generator for the Company. To achieve this goal, the Company plans to establish an integrated, state-of-the-art automated factory. This facility will consolidate the operations of current subsidiaries and is being designed to provide maximum efficiency in the coating processes.

         In Colorado, the Company has over 180 customers. Major customers include SMTC Manufacturing Corp., EPOCS Corp., CEH Corp. and Cobe Laboratories, Inc.

THE MARKETING PLAN

         The Company's goal is to establish itself as a leading provider of a full spectrum of coating applications for the manufacturing industry. The Company will grow its business regionally in 2 phases. Phase 1 will be in the Colorado region and Phase 2 will encompass all of North America. During Phase 1, the Company will establish three facilities in the Colorado region. These facilities will integrate the operations of the acquired companies and will be replicated and rolled out throughout the subsequent phases. Management expects to begin Phase II in the year 2001.

         To accomplish these goals, the Company sales and marketing plans will focus on establishing two areas that management believes are lacking in today's protective coating services industry. One is the establishment of a brand and the second is the establishment of a standard. To achieve this, the Company will attempt to leverage its long history of relationships with its customers to secure long-term contracts for its base business. The Company also plans to utilize the internet in establishing a direct line of communication and commerce with the original manufacturers. Such tools will be utilized to provide proposals and quotes directly to the customers.

         The Company's base business has traditionally been established through long-term relationships and its reputation in the region. The Company plans to utilize a direct sales approach to grow its business by developing new customers and finding new opportunities. Currently, there are two full time sales persons covering customers in the Colorado region. In order to develop new business, the Company plans to utilize additional sales personnel. Sales strategy will be based on developing key account relationships where the Company is involved at the very early part of the customers' product design so that coating specifications are established at the beginning of the product cycle. In the process of establishing such key accounts, the Company plans to establish high executive level relationships with the customers' management.

         Once Phase 1 of the roll-up has been completed, the Company expects that its state-of-the-art Colorado facility will be among the largest, most advanced and efficient protective coating operation in the region. By utilizing a direct sales force and leveraging its operational efficiencies, combined with the creation of a strong brand identity program, the Company expects to establish long-term contracts with ongoing long-term revenue streams.

THE RESEARCH AND DEVELOPMENT PLAN

         The Company utilizes advanced technologies in two primary areas: the application of chemicals on products, and the utilization of advanced process equipment in its coating operations. The Company's longstanding relationships with the manufacturers of chemicals allow for access to the latest advancements in chemical materials. The Company does not expend any capital in research and development activities. The Company will work with customers who wish to experiment with the application of specific chemical materials on unique products, however, this type of research and development on new products is customer driven and is funded by the customer. The Company is currently experimenting with applying powder coating chemicals on glass, wood and different grade steel products. Effective utilization of these applications may create a growth opportunity in segments that can use such coatings.

         The Company experiments with advanced equipment for use in its coating operations. Such equipment coupled with internally engineered fixtures and mechanization improves efficiency, reduction of chemical usage and overall cost effectiveness of its processes.

THE SYNERGIES

         The synergies among Industrialex and each of its subsidiaries can be demonstrated in four categories, as follows:

PRODUCT OFFERINGS

         With the combined entities, the Company expects to be able to offer a full spectrum of coating applications to customers in Colorado. The Company's primary expertise is in conformal coating, potting and electro-magnetic interference/radio frequency interference shielding of printed circuit board assemblies. BIP's primary offering is liquid paint for industrial applications of metal products. DACS's primary expertise is powder coating of metal and plastic products. STG offers liquid paint, powder coating and screen printing for customers in the southern region of Colorado area.

ECONOMIES OF SCALE

         The Company expects that the combined entities will be able to generate larger purchasing power in materials procurement, thus being able to gain favorable pricing from materials suppliers. The gross profit margin can also increase as a result of sharing of personnel. Each acquired company currently utilizes separate accounting systems, purchasing, and human resource and benefits functions. The expenses can be minimized by combining administration, accounting and general management.

MARKET EXPANSION

         The combined companies will utilize a common marketing and sales organization with the goal of expanding the base business and growing the new business. The key account sales process will attempt to establish new customers with long-term relationships. The cohesive marketing plan will focus heavily on the creation of a brand and standard for the Company's products and services. As a result, the Company believes it can grow the sales more effectively as a combined entity.

OPERATIONS

         Currently, the Company operates out of four facilities located in Longmont, Denver, Westminster and Colorado Springs. The Company is proposing to integrate its operations into three facilities by February 2001 when the Company will occupy a new facility of approximately 70,000 square feet in the Denver Metro Area. This new facility will utilize advanced automated production systems and will also serve as the Company's new headquarters. The current businesses of DACS and BIP will be moved and integrated into this new facility. The STG facility in Colorado Springs, which is approximately 16,000 square feet, will remain as the major base in southern Colorado region. The Longmont facility, which is approximately 6,500 square feet, will remain in place to focus on providing silicone based conformal coating. Prior to the integration of its operations the Company will continue to service its customers from its four existing facilities. This approach will allow the Company to maximize plant capacity, which is restricted by the amount of oven capacity of the combined entities. The goal of the integration is to increase economies of scale and to garner additional sales as a result of an expansion of services not possible by the current facilities, operating separately.

BUSINESS OBJECTIVES AND MILESTONES

         The Company plans to focus on Colorado as a model for its national roll-up plan. The market size for protective coating services in Colorado is estimated by the Company to be approximately $40 million annually. Management believes there are approximately 14 private companies providing protective coating service to manufacturing industries in Colorado. Industrialex's plans call for a consolidation of five coating service companies, of which three have already been acquired, during the first phase of its 18 month roll-up in Colorado. The Company estimates that once the consolidation is completed it will have captured a significant share of the market in Colorado.

         With funds from this offering and cash on hand, if any, the Company hopes to accomplish the following business objectives within the 12-month period following the completion of this offering:

         1. Integrate the operations of Industrialex and the following acquired companies:

               (a)  BIP (which was acquired on April 4, 2000);

               (b)  DACS (which was acquired on May 1, 2000); and

               (c)  STG (which was acquired on July 17, 2000);

               and complete all matters associated with the acquisitions, including payment of any amounts owing pursuant to the acquisitions

         2.    Acquire two additional coating companies by December 31, 2000.

         3. Open a new 70,000 square foot facility for the integration of BIP and DACS and future acquisitions.

         During the 12-month period following the completion of the offering, the Company would like to complete the consolidation of the coating services industry in Colorado. It has allocated $2.6 million to pursue this objective. In order to attain this objective, the Company would have to meet the following milestones:

         o Pay off $700,000 (plus interest) of acquisition debt for the DACS acquisition by October 1, 2000.

         o Pay off $610,000 (plus interest) of acquisition debt for the STG acquisition by December 31, 2000.

         o Have $800,000 by September 30, 2000 to be spent between October 2000 and February 2001 for the establishment of the new facility.

         o Have $500,000 to pay the estimated cash portion for the acquisition of 2 new companies by December 31, 2000 .


COMPETITION

         There are both competing technologies and competing companies in the protective coating services industry. The Company's strategy calls for being an effective consolidator in the industry. This will require the Company to be the first to identify and use new materials in chemicals and advanced application techniques.

         The Company does not propose to engage in research and development or to incur expenses associated with new product development. Instead, the Company will focus on developing and strengthening its current competitive advantage, which is its breadth of knowledge in the coating process. Because the Company believes it has better knowledge of the coating process than its competitors and can use that knowledge to generate economies of scale and shorter turn around times, the Company can compete with other companies on the basis of price and customer services.

         The Company's competition within the Colorado market consists of companies that compete in its business segment or that provide the same full complement of services as the Company. Management believes these companies range in size up to $2.0 million in annual revenues and include the following:
Ameratech, Inc., A & T Powder Coating, Applied Plastic Coatings Inc., Denver Bumper Works Inc., Environmental Powder Coatings, Foothills Powder Coating, Inc., Lincoln Plating Co., Powder Coating Specialities Inc., Sons' Powdercoating Inc., Associated Finishers, Powder Pro Inc., Rainbow Cycle Craft Inc., and Front Range Powder.

         The Company believes Ameratech, Inc. and Foothills Powder Coating, Inc. represent the largest potential competition to the Company's business in the region. Ameratech is a provider of powder coating services in the Colorado Springs region. Ameratech's production facility is believed to utilize semi-automated coating lines which should provide efficient, cost effective processes. Located in Golden, Colorado, Foothills has captured a significant share of the protective coating market in the western metro-Denver area.

PATENTS, TRADEMARKS AND COPYRIGHTS

         The Company relies solely on general trademark and copyright law to protect its products. The Company has not formally registered trademarks or copyrights nor has it obtained any patent protection for any of its products.

MANAGEMENT

         The Company has a total of 116 employees. The employees who form the management team of the Company and their resumes are described briefly below.

AHMAD AKRAMI

         Mr. Akrami, age 41, has been the Chairman and Chief Executive Officer of the Company since its inception and is employed by the Company on a full-time basis. Mr. Akrami has served the Company in this capacity since October 1, 1994. Mr. Akrami has been a director of Panoramic Care Systems, Inc. since October 1, 1999 and was Interim Chief Executive Officer from October 1999 to May 2000. Prior to joining the Company he was employed by Zygo Corporation, a precision optics and equipment company, from September 1996 to September 1999. He held the position of Vice President of Worldwide Sales, Marketing and Customer Services from June 1998 to September 1999 and was Corporate Vice President from August 1997 to June 1998. Prior to his position at Zygo Corporation, Mr. Akrami was President and Chief Executive Officer at NexStar Automation, Inc., a robotics and automation equipment company, from December 1992 to September 1996. From August 1987 through October 1992, Mr. Akrami was the

Chairman, President and Chief Executive Officer of TechniStar Corporation of Longmont, Colorado. Additionally, Mr. Akrami has been a partner in Bolder Venture Partners since September 1999.

         Mr. Akrami attended the University of California at Los Angeles from 1977 to 1981 in the School of Engineering and Applied Science and obtained a Bachelors degree in Applied Science from Western Illinois University in December 1995.

         Mr. Akrami has entered into a non-competition and non-disclosure agreement with the Company.

MICHAEL SCOTT ROBIDART

         Mr. Robidart, age 45, was appointed the President and Chief Operating Officer of the Company on May 8, 2000. Mr. Robidart has over 20 years experience in development, costing, manufacturing and engineering in high technology companies, is employed by the Company on a full-time basis. Mr. Robidart has served the Company in this capacity since May 2000.

         Prior to joining the Company in May 2000, Mr. Robidart was with Seagate Technology where he served as Executive Director from March 1997 to May 2000. As Executive Director Mr. Robidart managed cross-functional teams in the areas of product development, scheduling, costing, manufacturing and customer qualification and support of disk drives for the consumer and commercial personal computer markets. Mr. Robidart was responsible for a four product line that generated over $1.0 billion in sales revenue on an original equipment manufacturer basis to companies including Dell, Compaq, and Hewlett Packard Company.

         From February 1996 to August 1996 Mr. Robidart was employed by Maxtor Corporation as its Vice President of Desktop Business responsible for the customer and supplier support, product definitions, costing, program scheduling, business planning, product development, manufacturing, staffing, and quality for a line of products that generated $250 million in revenue for the company.

         From June 1990 to January 1996 Mr. Robidart was Vice President of Syquest Technology, a hard disc drive manufacturing company, where he was responsible for new produce development.

         Mr. Robidart obtained a Bachelor of Science (Mechanical Engineering) degree from California Polytechnical University, San Luis Obispo, California in December 1977.

         Mr. Robidart has entered into a contractual arrangement with the Company that includes employment terms and non-competition and non-disclosure provisions.

STEPHEN J. KING

         Mr. King, age 48, is the Chief Financial Officer of the Company, and is employed by the Company on a full-time basis. Mr. King has served the Company in this capacity since May 2000.

         Prior to joining the Company, Mr. King was a self-employed business consultant from March 1999 to May 2000. From June 1993 to March 1999 he was Chief Financial Officer of Back Yard Burgers Inc., a publicly held operator and franchiser of fast food restaurants comprised of 33 company operated and 48 franchised restaurants. From May 1988 to June 1993 he was Controller of Southland Racing Corp., a $200 million racing facility in West Memphis, Arkansas. Prior to that Mr. King was with Price Waterhouse for 6 years.

         Mr. King obtained a Masters of Business Administration degree from the University of Memphis, Memphis, Tennessee in May 1982, a Masters of Education degree from the University of Memphis, Memphis, Tennessee in May 1974 and a Bachelor of Science (Education) degree from the University of Arkansas, Fayetteville, Arkansas in May 1973.

         Mr. King has entered into a letter agreement with the Company setting out the terms of his employment and has entered into a non-competition and non-disclosure agreement with the Company.

GARY E. LANDGREN, GENERAL MANAGER, LONGMONT OPERATIONS

         Mr. Landgren, age 54, is the General Manager of Industrialex's Longmont Operations and is employed by the Company on a full-time basis. Mr. Landgren has served Industrialex in this capacity since its inception in 1994.

         Prior to joining the Company, Mr. Landgren was employed by Caldwell Banker Real Estate from January 1993 to October 1994. Mr. Landgren also held various positions with IBM Corporation from April 1976 to August 1992.

         Mr. Landgren obtained a Bachelor of Science (Business) degree from the University of Northern California in June 1982.

         Mr. Landgren has entered into a contractual arrangement with the Company that includes employment terms and non-competition or non-disclosure terms.

MARK S. TRAWINSKI, GENERAL MANAGER, BIP

         Mr. Trawinski, age 41, is the General Manager of BIP, located in Westminster, CO. and is employed by the Company on a full-time basis. Mr. Trawinski has served in this capacity since the acquisition of BIP by Industrialex in April 2000. Prior to joining Industrialex, Mr. Trawinski was a co-founder of BIP and served as its President since inception.

         Mr. Trawinski has entered into a contractual arrangement with the Company that includes employment terms and non-competition and non-disclosure terms.

JOSEPH P. TRIOLO, JR. GENERAL MANAGER, DACS

         Mr. Triolo, age 40, is the General Manager of DACS, located in Denver, CO. and is employed by the Company on a full-time basis. Mr. Triolo has served in this capacity since the acquisition of DACS by Industrialex in May 2000. Prior to joining Industrialex, Mr. Triolo was a co-founder of DACS and served as its President since its inception.

         Mr. Triolo has entered into a contractual arrangement with the Company that includes employment terms and non-competition and non-disclosure terms.

VINCENT DINAPOLI.  GENERAL MANAGER, STG

         Mr. DiNapoli, age 58, is the General Manager of STG, located in Colorado Springs, CO. Once the acquisition of STG by Industrialex is complete, it is anticipated that Mr. DiNapoli will be employed by the

Company on a full-time basis. Mr. DiNapoli was the founder of STG and has served as its President since inception.

         Mr. DiNapoli has entered into a contractual arrangement with the Company that includes employment terms and non-competition and non-disclosure terms.

PERSONNEL

         The Company currently has a total of 116 full and part-time employees. Of these, 18 employees serve in a management and administration capacity, two employees serve in a sales and marketing capacity, 12 employees serve in a manufacturing management capacity and 84 employees serve in production. These employees operate out of the following offices of the Company:

-------------------------------------------------------------------------------------------------------------------
                                 MANAGEMENT &         SALES &
       OFFICE LOCATION          ADMINISTRATION       MARKETING        MANUFACTURING       PRODUCTION      TOTAL
---------------------------    -----------------    -----------      ---------------     ------------    ---------
Longmont, CO(1)                       6                 1                   2                22              31
Westminster, CO(2)                    3                 0                   3                14              20
Denver, CO(3)                         4                 0                   3                20              27
Colorado Springs, CO(4)               5                 1                   4                28              38
Totals:                              18                 2                  12                84             116
-------------------------------------------------------------------------------------------------------------------

(1)  The Company's initial production facility.

(2) This facility was initially operated by BIP, which was acquired by Industrialex on April 4, 2000.

(3) This facility was initially operated by DACS, which was acquired by Industrialex on May 1, 2000.

(4) This facility is operated by STG, which was acquired by Industrialex on July 17, 2000.

         The foregoing full and part-time personnel are sufficient to meet the Company's stated business objectives. Additional personnel will be added, mainly in production, as and when circumstances warrant and profits or additional funding permits. None of the Company's employees are subject to collective bargaining agreements. Management believes relations with the Company's employees are good.

DESCRIPTION OF OFFICES

         The Company's Longmont facility occupies approximately 6,500 square feet of leased space at 63-A S. Pratt Parkway, Longmont, CO, U.S.A., under a lease expiring May 1, 2001. A total of 31 employees operate out of this office and manufacturing facility.

         The Company's Westminster facility occupies approximately 7,500 square feet of leased space at 3220 West 71st Avenue, Unit 9, Longmont, Colorado, under a lease expiring May 31, 2001. A total of 20 employees operate out of this manufacturing facility.

         The Company's Denver facility occupies approximately 10,000 square fee of leased space at 4355 Monaco Parkway, Denver, Colorado under a lease expiring May 31, 2001. A total of 27 employees operate out of this office and manufacturing facility.

         The Company's Colorado Springs facility occupies approximately 16,000 square fees of leased space at 171 Talamine Court, Colorado Springs, Colorado, under a lease expiring May 31, 2005. A total of 38 employees operate out of this office and manufacturing facility.

                          ACQUISITIONS AND DISPOSITIONS

         The following is a description of the acquisitions and dispositions of Industrialex undertaken during the past five fiscal years of Industrialex or during the period since the completion of the most recently completed fiscal year to the date of this prospectus.

ACQUISITION OF BROOMFIELD INDUSTRIAL PAINTING INC.

         Under a stock purchase agreement dated March 22, 2000 between Industrialex, Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer, Industrialex purchased all of the issued and outstanding shares of BIP.

         The purchase price for the BIP shares was $925,000 comprised as follows:

         (a) a closing payment of $425,000 delivered to the BIP stockholders at closing; and

         (b) an aggregate of 500,000 special warrants, valued at $1.00 each, delivered to the BIP stockholders at closing.

         The acquisition of BIP shares by Industrialex closed on April 4, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any BIP stockholder, repurchase the special warrants held by the BIP stockholder at a price of $1.00 per special warrant.

         Each BIP stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement, pursuant to which each BIP stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1983, BIP has been in the business of providing industrial finishing, utilizing liquid paint of metal and plastic products for the high technology manufacturing, and medical and aerospace industries. BIP primarily utilized liquid paint and powder coating applications to service its customers. BIP has 20 employees and occupies 7,500 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded into liquid painting of metal and plastic products.

ACQUISITION OF DECORATIVE & COATING SYSTEMS, INC.

         Under a stock purchase agreement dated May 1, 2000 between Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and John Triolo and Industrialex, Industrialex purchased all the issued and outstanding shares of DACS from the DACS stockholders.

         The purchase price for the DACS Shares was $1,200,000 paid as follows:

         (a) A closing payment of $300,000 delivered to the DACS stockholders at closing;

         (b) a promissory note in the principal amount of $700,000 bearing interest at a rate of 12% per annum and due on or before October 1, 2000, delivered to the DACS stockholders on closing; and

         (c) an aggregate of 200,000 special warrants, valued at $1.00 each, delivered to the DACS stockholders at closing.

         The acquisition of the DACS shares by Industrialex closed on May 1, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any DACS stockholder, repurchase the special warrants held by the DACS stockholder at a price of $1.00 per special warrant.

         Each DACS stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each DACS stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, DACS was the first company to provide powder coating services in the State of Colorado for metal and plastics products for high technology manufacturing, transportation, defense and general manufactured goods industries. DACS utilizes primarily powder coating applications to service its customers. DACS has 27 employees and occupies 10,000 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded to include powder coating applications for metal and plastic products.

ACQUISITION OF SCREEN TECH GRAPHICS, INC.

         Under a stock purchase agreement dated June 7, 2000 between Industrialex and Susan Elizabeth DiNapoli and Vincent DiNapoli, Industrialex purchased all of the issued and outstanding shares of STG from the STG stockholders.

         The purchase price for the STG shares was $1,000,000, comprised as follows:

         (a) a closing payment of $300,000 delivered to the STG stockholders at closing;

         (b) a promissory note in the principal amount of $610,000, bearing interest at 12% per annum and due on or before December 31, 2000, delivered to the STG stockholders at closing; and

         (c) an aggregate of 90,000 special warrants, valued at $1.00 each, delivered to the STG stockholders at closing.

         In addition to the STG Purchase Price, Industrialex will be obligated to issue and deliver to the STG stockholders an additional 300,000 STG Special Warrants or shares of common stock, if STG meets or exceeds the performance requirements that, for the 12 month period ended December 31, 2000, net sales revenue are equal to or greater than $1,750,000 and pre-tax profit exceeds 10% of net revenues.

         The acquisition of the STG shares by Industrialex closed on July 5, 2000.

         Each STG special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any STG stockholder, repurchase the special warrants held by the STG stockholder at a price of $1.00 per special warrant.

         Each STG stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each STG stockholder agreed not to sell or transfer 90% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, STG is the largest provider of powder coating, liquid painting and screen printing services in Colorado Springs, Colorado. STG utilizes both powder coating and liquid paint applications for metal and plastic products for high technology manufacturing, electronics, fabricated metal manufacturers and transportation industries. STG has 38 employees and occupies 16,000 square feet of facility.

         As a result of this acquisition, Industrialex's services expanded into the southern region of Colorado.

                      MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read together with Industrialex's financial statements and accompanying notes included elsewhere in this Prospectus.

         This information should be read in conjunction with the financial statements of Industrialex and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Result of Operations" included elsewhere in this Preliminary Prospectus. Financial information for each of the two years in the period ended December 31, 1999 has been derived from audited financial statements. Financial information for the year ended December 31, 1997 and the three months ended March 31, 2000 and 1999 has been derived from unaudited financial statements.

------------------------------------------------------------------------------------
                             3 MONTHS ENDED MARCH 31       YEARS ENDED DECEMBER 31
                               2000           1999           1999          1998
                            -----------    -----------    -----------   -----------
INCOME STATEMENT
  INFORMATION:
Revenues                    $   187,866    $   168,054    $ 1,113,685   $   810,821
Cost of sales                   178,797        150,912        783,746       473,723
General and
  administrative expenses       102,317         31,428        270,119       163,667

Net income (loss)               (94,339)       (14,498)        59,088       173,336

BALANCE SHEET
  INFORMATION:
Total assets                  1,486,957            N/A        454,154       416,421
Total current liabilities        91,057            N/A         70,071        89,437

Working capital               1,112,541            N/A        226,719       243,395

Equity                        1,357,530            N/A        343,380       326,984
------------------------------------------------------------------------------------

RESULT OF OPERATIONS FOR QUARTER ENDED MARCH 31, 2000

Revenues

         Revenues increased from $168,000 in 1999 to $188,000 for the quarter ended March 31, 2000. This resulted in an increase of $20,000 or 12% over the same quarter 1999. In June 1999 Industrialex expanded into the powder coating segment of the conformal coating industry by opening its Mead facility. This resulted in an increase in revenues from powder coating sales.

Gross margins

         Industrialex's gross profit margin for the quarter ended March 2000 was $9,000 or 5% based on sales. This compares with a margin of 10% in the quarter end March 31, 1999. The margin decreased due to the expansion in 1999 into the powder coating business and less profitable conformal coating margins. The Company anticipates increasing gross profit margin by better managing a significant portion of its costs of goods sold - labor costs. The Company will attempt to manage its labor costs which currently represents approximately 39% of its cost of goods sold. This will be handled by utilizing more temporary labor to manage the ups and downs of product requirements. The Company is also focusing on developing more consistent production from its customers to better manage labor utilization.

General and administrative ("G&A")

         G&A expenses increased from $29,000 in 1999 to $97,000 in 2000, a 231% increase. The majority of the increase is attributed to the expansion of the business into the powder coating facility in Mead. Industrialex added additional administrative personnel to handle the administrative requirements of its expansion in the powder coating segment of the business.

Net loss

         Net loss increased from $14,000 in 1999 to $94,000 in 2000, an increase of $80,000 or 571%. This is attributed to Industrialex's expansion into the powder coating arena and the additional costs incurred in expanding its powder coating product line. Traditionally Industrialex's first quarter business is lower due to manufacturers reducing purchases from the fourth quarter ramps. This results in Industrialex carrying additional overhead until subsequent quarters are ramped up by its customers.

Future outlook

         Management believes that Industrialex will return to higher net income with the acquisition and consolidation of their coating companies. Expenditures may increase slightly until the consolidation of operations can occur and the redundant costs of having four distinct operations can be eliminated. With the acquisition of BIP and DACS, Industrialex is currently in the process of closing its Mead facility and consolidating it into the acquired production facilities. Industrialex anticipates continuing to generate operating income in the interim as the new acquisitions are assimilated into Industrialex's operations.

RESULT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1999

Revenues

         Revenues increased from $811,000 in 1998 to $1,114,000 for the fiscal year ended December 31, 1999. This resulted in an increase of $303,000 or 37% over fiscal 1998. This increase in sales is due to Industrialex expanding its original sales in the silicone applications in the conformal coating industry. Additionally, in 1999 Industrialex expanded into the powder coating segment of the industrial coating industry. Industrialex opened its Mead facility, which is solely dedicated to powder coating. With the addition of the Mead facility Industrialex was able to generate $108,000 in additional powder coating encapsulation sales. The silicone portion of the business grew by 24% or $195,000 over 1998 revenues.

Gross margins

         Industrialex's gross profit margin in 1999 was $330,000 or 30% based on sales. This compares with a margin of 42% in fiscal 1998. The margin reduction is attributed to Industrialex's decision to proceed with the acquisition of other powder coating entities and to end the lease of its Mead facility, resulting in a $25,000 impaired asset charge to gross margins. Without this impaired asset charge Industrialex would have reported a 32% gross profit margin for fiscal 1999. The margin decreased due to the expansion in 1999 into the powder coating business. The new business line resulted in lower margin due to the operational start-up of acquiring the knowledge of the powder coating process. Material costs increased from 15% to 22% of sales in 1999 with the addition of the powder coating product line.

General and administrative ("G&A")

         G&A expenses increased from $164,000 in 1998 to $270,000 in 1999, a 65% increase. The majority of the increase is attributed to the expansion of the business into the powder coating facility in Mead. Industrialex added additional administrative personnel to handle the administrative requirements of its expansion in the powder coating segment of the business and its increased sales. $4,000 of the increase is associated with asset impairment associated with the closing of the Mead facility in June 2000.

Net Income

         Net Income decreased from $173,000 in 1998 to $59,000 in 1999 or from 21% to 5% of sales. This is attributed to Industrialex's expansion into the powder coating arena and the additional costs incurred in starting a new powder coating product line. Additionally, Industrialex will be terminating the lease of the Mead facility, set to expire in June of 2000. This resulted in the impairment of leasehold improvements and equipment installed in the facility, resulting in a $29,000 reduction of income from the facility being vacated. Without this charge Industrialex would have reported $88,000 in net income or 8% of sales. Any powder coating business from this facility will be transferred to the acquired production facilities during the year 2000. Management does not anticipate that there will be any material additional costs in 2000 relating to the closing of the Mead facility.

Income taxes

         As discussed in Note 2 to the accompanying financial statements, in 1999 Industrialex was treated as a limited liability corporation ("LLC"). As such the income taxes related to Industrialex's operations are the responsibility of the LLC members and no tax liabilities were recognized. On a pro forma basis, assuming the Company had always been subject to taxes, the income tax provision would have been $22,000 for 1999 compared to $65,000 during 1998. This reduction in pro forma tax expense is due to the reduced income as discussed above.

EFFECT OF RECENT DEVELOPMENTS ON OPERATIONS

         In the course of implementing its business strategy Industrialex has acquired three conformal coating companies in the Denver Metro area. These acquisitions have increased revenues and gross profit of the combined entity. With this consolidation the Company has begun a process of reducing its overall cost. The lease for the Company's Mead facility expired in June of 2000. The Mead facility has been closed and production is being transferred to the BIP and DACS facilities. The Company plans to utilize in the short term the synergies of Industrialex, DACS and BIP to maximize the production capacity of these facilities to grow revenues. Additionally, the Company will begin a consolidation plan to lease a combined facility for the consolidation of the production of DACS and BIP. The consolidation of these operations will assist the Company in leveraging the manufacturing reputation of these separate entities with a combined accounting, human resource, labour, and equipment automation program to improve profits over the long term. The consolidation plan is dependent upon the Company having access to sufficient working capital through either equity financing, bank debit and equipment leasing to execute the consolidation plan.

CAPITAL RESOURCES AND LIQUIDITY

Capital and debt financing

         In March 2000, Industrialex undertook a private placement of 2,357,000 special warrants (the "Private Placement Special Warrants") at $0.50 per special warrant. 2,087,000 of the Private Placement Special Warrants were placed prior to March 31, 2000. Each Private Placement Special Warrant can be converted into one Common Share for no additional consideration.

         Working capital at December 31, 1999 decreased to approximately $227,000 from $243,000 at December 31, 1998. The decrease in working capital is associated with Industrialex's utilization of internally generated funds to open the Mead powder coating facility. Working capital at March 31, 2000 increased to approximately $1,113,000 from $227,000 at December 31, 1999. The increase in working capital is associated with Industrialex's private placement fund raising activities to embark on the acquisition of other industrial painting companies in Colorado.

Cash flow

December 31, 1999

         During the year ended December 31, 1999, Industrialex generated cash from operations in the amount of $162,000 compared to $92,000 in the prior year. This is a result of the collection of accounts receivable.

         Cash used in investing activities totaled $62,000 during the year ended December 31, 1999 compared to $67,000 in the prior year.

         Cash used by financing activities was $61,000 for year ended December 31, 1999 compared to $24,000 in the previous year. Industrialex distributed $43,000 to shareholders and loaned shareholders $11,000. Industrialex also incurred debt to purchase equipment for the Mead facility.

         Industrialex generated a net increase of $40,000 in cash. Management believes the generation of cash flow will continue during 2000 due to Industrialex's focus on optimizing the expansion of its conformal coating business and through the acquisition of other entities in Colorado.

March 31, 2000

         During the quarter ended March 31, 2000, Industrialex cash from operations decreased by $105,000 compared to generating cash of $117,000 for the same quarter in 1999. This is a result of increased spending relating to other assets relating to acquisition activities and financing activities.

         Cash used in investing activities totaled $5,000 during the quarter ended March 31, 2000 compared to $9,000 in the quarter ending March 31, 1999.

         Cash used by financing activities was $1,106,000 for quarter ended March 31, 2000 compared to $5,000 for the same period in 1999. Industrialex distributed $16,000 to shareholders and issued a total of $1,125,000 in common stock warrants to finance acquisitions and operations.

         Industrialex generated a net increase of $996,000 in cash. Management believes the Company will require additional funding during 2000 due to Industrialex's acquisitions and a need to repay acquisition debts.

Capital resources

         Industrialex's cash flow increased during the 12 months ended December 31, 1999 over the same period in 1998, due to improved management of the collection of accounts receivable and the decrease in expenditures for capital equipment. Accounts receivable decreased from $324,000 at the end of 1998 to $251,000 at the end of 1999 and capital expenditures decreased by $5,000. Industrialex's cash flow increased from December 31, 1999 to March 31, 2000. Cash and cash equivalents totaled $1,036,000 at March 31, 2000 with the increase associated with the private placement that began in March of 2000 to fund the consolidation activities. Accounts receivable decreased from $251,000 at December 31, 1999 to $163,000 contributing to cash provided by operating activities of $88,000. This compares with a decrease in accounts receivables from $324,000 at December 31, 1998 to $159,000 at March 31, 1999 contributing to cash provided by operating activities of $165,000. Industrialex will be required to raise additional capital through external equity financing activities to fund the Company's obligations to pay the BIP Vendors and the DACS Vendors the remaining purchase price due post-closing and to close the STG acquisition. Management anticipates that Industrialex will continue to invest significant resources in completing the roll- up of other industrial coating companies in 2000 and may require additional funds to support the expansion and consolidation of these entities.

         Management believes that it has access to capital in the form of additional equity financing, capital equipment leasing and bank debt. Management anticipates it will continue to have access to additional capital through these sources in amounts necessary to support its growth plans. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet the expenditures for acquisition debt and facility expansion, Industrialex will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in Industrialex's best interests.

         See below and as described under "Description of Business - Business Objectives and Milestones" and "Use of Proceeds", Industrialex does not have any commitments for material capital expenditures over either the near or long term and none are presently contemplated over normal operating requirements. Industrialex, as part of this Offering, intends to expend $800,000 on equipment and facility enhancements to consolidate BIP and DACS facilities into a new 70,000 square foot leased facility equipped with automated manufacturing lines. These expenditures are contemplated as part of Industrialex's consolidation of the conformal coating companies in Colorado.

         Industrialex currently has 687,000 stock options outstanding which are exercisable at between $0.50 to $1.00 per share, and 960,000 share purchase warrants outstanding that are exercisable at prices between $0.25 and $1.00 per share. If all of the stock options and warrants are exercised, Industrialex would receive proceeds of $1,297,000. All of these funds would be available to Industrialex as working capital. See also "Options to Purchase and Agreements to Issue Securities".

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the value of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 as amended by SFAS No. 138, will be adopted by the Company on January 1, 2001. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

         In March 2000, the FASB issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 to issuances of equity instruments to employees and non-employees and was effective July 1, 2000. Management believes that the adoption of FIN 44 will have no material effect on its financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management believes that the adoption of SAB No. 101 will have no material effect on its financial statements.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of Industrialex consists of 50,000,000 shares of common stock with a par value of $0.01 per share. There are four holders of Industrialex common stock and as of the date of this prospectus Industrialex has a total of 4,250,000 shares issued and outstanding. All of the issued shares of Industrialex common stock are fully paid and not subject to any future call or assessment. Industrialex has filed an application to list its common stock on the facilities of the Canadian Venture Exchange, and before offers to sell any shares are made, such application will have been approved.

         Under Industrialex's articles of incorporation, all of the common shares rank equally as to voting rights, participation in a distribution of the assets of Industrialex on a liquidation, dissolution or winding-up of Industrialex and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote.

         In the event of the liquidation, dissolution or winding-up of Industrialex or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after Industrialex has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

         Provision as to the modification, amendment or variation of the rights attached to the capital of Industrialex are contained in Industrialex's certificate of incorporation and the Colorado Business Corporation Act.

VOLUNTARY RESALE RESTRICTIONS

         Under lock-up agreements dated July 5, 2000 to be effective as of the date of the initial public offering, each of Ahmad Akrami, Mansour Akrami, Gary
E. Landgren and Afshin K. Sarvestani agreed to the following resale restrictions:

         (a) Such shareholder will not sell or transfer any shares for a period of 12 months following completion of the initial public offering.

         (b) 50% of the aggregate 4,250,000 shares held by the four signatures, on a pro-rata basis, will be free from any resale restriction on the date that is 12 months from the date of the initial public offering.

         (c) The balance of the shares held by the four signatures will be free from any resale reduction on the date that is 15 months after the date of the initial public offering.

STOCK OWNERSHIP

         The following are the shareholdings of the directors, senior officers and promoters of Industrialex and of any other shareholders which, to the knowledge of Industrialex, beneficially own, directly or indirectly, more than five percent of the issued common stock of Industrialex:

                                                   NUMBER OF SHARES         PERCENTAGE OF       PERCENTAGE OF ISSUED SHARE
          NAME AND MUNICIPALITY OF                  OF COMMON STOCK          ISSUED SHARE            CAPITAL AFTER THE
          RESIDENCE OF SHAREHOLDER                BENEFICIALLY OWNED           CAPITAL          COMPLETION OF THIS OFFERING
--------------------------------------------     ---------------------     ----------------     ---------------------------
Ahmad Akrami                                        4,136,000(1)                  94.30%                   51.62%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Tennessen                                      116,000(2)                   2.66%                   -0-
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Plunkett                                        50,000                      1.18%                   -0-
9641 N. 63rd Street
Longmont, Colorado  80503

Scott Robidart                                         50,000(3)                   1.16%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

[DIRECTORS AND OFFICERS]                            4,352,000                     96.88%                   51.62%

Payam Zamani                                          300,000(4)                   6.59%                   -0-
900 Pepper Tree Lane 1125
Santa Clara, California

Mark S. Trawinski                                     245,000(5)                   5.45%                   -0-
10944 Alcott Dr.
Westminster, Colorado  80234

                                                   NUMBER OF SHARES         PERCENTAGE OF       PERCENTAGE OF ISSUED SHARE
          NAME AND MUNICIPALITY OF                  OF COMMON STOCK          ISSUED SHARE            CAPITAL AFTER THE
          RESIDENCE OF SHAREHOLDER                BENEFICIALLY OWNED           CAPITAL          COMPLETION OF THIS OFFERING
--------------------------------------------     ---------------------     ----------------     ---------------------------
Bolder Venture Partners L.L.C.                        960,000(6)                22.5%                       -0-
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

Daryl Yurek                                           776,000(7)                15.44%                      -0-
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

(1) Includes 40,000 shares issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as "special warrants" under Canadian law and 96,000 shares in which Mr. Akrami has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C. Also includes 300,000 shares owned by Mr. Akrami but that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000 between Mr. Akrami and Mr. Robidart.

(2) Includes 20,000 shares issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as special warrants under Canadian law and 96,000 shares in which Mr. Tennessen has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C.

(3) Mr. Robidart has an option to purchase these shares from Ahmad Akrami pursuant to a Stock Option Agreement dated May 8, 2000.

(4) All 300,000 of these shares are issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as special warrants under Canadian law.

(5) All 245,000 of these shares are issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as special warrants under Canadian law.

(6) Bolder Venture Partners L.L.C. is owned 60% by Daryl Yurek and 10% by each of Thomas Tennessen, Cliff Mah, Kent Nuzum and Ahmad Akrami.

(7) Includes 576,000 shares in which Mr. Yurek has a beneficial ownership through his ownership of 60% of Bolder Venture Partners L.L.C.


OPTIONS TO PURCHASE SECURITIES

         Industrialex's stock option plan was approved by Industrialex's board of directors on June 15, 2000.

         The stock option plan reserves a maximum of 1,200,000 shares for issuance. Industrialex has granted stock options pursuant to which up to 687,000 shares may be issued in the future with exercise prices ranging from $.50 to $1.00. Options granted pursuant to the plan shall vest in accordance with the terms set forth in each particular grant, but no option shall vest 100% before the recipient has at least two years of continuous service to Industrialex. No option granted shall be for a term in excess of five years, and the exercise price per share shall not be less than the fair market value on the date of grant.

                              PLAN OF DISTRIBUTION

         Industrialex will offer to sell up to 3,500,000 in this offering. 3,000,000 of the shares in the public offering will be sold to investors in Canada through a firm commitment underwriting by Thomas Kernaghan & Co. Limited. Industrialex will sell up to 500,000 of the shares in this public offering directly to investors in the United States.

OFFERING AND APPOINTMENT OF AGENT

         By an agency agreement dated for reference __________, Industrialex appointed Thomson Kernaghan & Co. Limited as its agent to offer a total of 3,000,000 shares in Canada through the facilities of the Canadian Venture Exchange. The shares will be offered at a price of $1.00 per share on a day, as determined by Thomson Kernaghan and Industrialex, with the consent of the Canadian Venture Exchange, that is not more than 90 days following the date of the receipt issued by the British Columbia Securities Commission for the prospectus filed in connection with the Industrialex's application for listing on the Canadian Venture Exchange. In accordance with Canadian Venture Exchange rules, Industrialex will receive the net proceeds of the offering within ten business days of the date the shares are first offered to the public. The offering will be made in accordance with the rules and policies of the Canadian Venture Exchange.

         Under the terms of the agency agreement, Industrialex has agreed to pay to Thomson Kernaghan a commission of $0.075 per share for each share sold in Canada from this offering.

         Before offers to sell shares of Industrialex common stock are made, the shares of Industrialex common stock will have been approved for listing on the facilities of the Canadian Venture Exchange.

         Thomson Kernaghan has reserved the right to offer selling group participation in the normal course of the brokerage business to selling groups of other licensed broker-dealers, brokers and investment dealers who may or may not be offered part of the commissions or warrants offered to Thomson Kernaghan.

         The obligations of Thomson Kernaghan under the agency agreement may be terminated prior to the opening of the market on the day Industrialex's shares are to commence trading on the Canadian Venture Exchange at the discretion of Thomson Kernaghan on the basis of its assessment of the state of the financial markets. The Agency Agreement may also be terminated at any time upon the occurrence of certain stated events.

AGENT'S GUARANTEE AND WARRANT

         Thomson Kernaghan has agreed to purchase the balance of any shares remaining unsold on the day Industrialex's shares commence trading on the Canadian Venture Exchange, up to a maximum of 3,000,000 shares. In consideration of this guarantee, Thomson Kernaghan has been granted a warrant. The warrant entitles Thomson Kernaghan to purchase up to 300,000 shares at a price of $1.00 per share at any time up to 5:00 p.m. on the second anniversary of the date shares of Industrialex common stock are first listed for trading on the Canadian Venture Exchange.

         Additionally, as consideration for services provided to Industrialex by Thomson Kernaghan, including providing advice with respect to the structure, timing and price of the offering, Industrialex paid Thomson Kernaghan a work fee of $18,000 and a corporate finance fee of 125,000 shares.

         The shares of common stock comprising the corporate finance fee and the shares underlying the warrant granted to Thomson Kernaghan are being registered pursuant to this registration statement.

THE PURPOSE OF THIS PROSPECTUS

         This prospectus has been included in a registration statement filed under the U.S. Securities Act of 1933 in order to permit the shares to be legally sold to the United States purchasers. Copies of this prospectus are being furnished to each purchaser of the shares, whether in the United States, Canada, or elsewhere. In addition, the United States securities laws require that the prospectus be furnished to all subsequent purchasers of the shares from the date of the U.S. registration statement. Copies of the prospectus will therefore be made available to any securities broker-dealer who proposes to sell any of the shares for a customer to a U.S. purchaser.

                          DIRECTORS AND SENIOR OFFICERS

         The following is a list of the current directors and senior officers of Industrialex, and their municipalities of residence, current positions with Industrialex, and principal occupations during the past five years:


   NAME AND MUNICIPALITY OF RESIDENCE                  PRINCIPAL OCCUPATION FOR PREVIOUS FIVE YEARS
   ----------------------------------                  --------------------------------------------
Ahmad Akrami                                    Chief Executive Officer of the Company since October 1994;
Superior, CO, USA                               Interim Chief Executive Officer of Panoramic Care Systems, a
Chief Executive Officer and Chairman and        medical software development company located in Wheat Ridge,
Director                                        Colorado from October 1999 to February 2000; prior to that he was employed by Zygo Corporation, a precision optics and equipment company located in Middlefield, Connecticut, from September 1996 to September 1999 (holding position of Corporate Vice President from August 1997 to June 1998 and Vice President, Worldwide
                                                Sales, Marketing and Customer Service from June 1998 to
                                                September 1999); prior to that he was President and Chief
                                                Executive Officer of NexStar Automation, Inc., a robotics and automation equipment company located in Longmont, Colorado, from December 1992 to September 1996.

Michael Scott Robidart                          President and Chief Operating Officer of the Company since May
Boulder, CO, USA                                2000; prior to that he was Executive Director at Seagate
Chief Operating Officer and President           Technology, a data storage products manufacturer located in Scotts
                                                Valley, California, from March 1997 to May 2000; prior to that he was a Vice President of Maxtar Corporation, a data storage products manufacturer, located in Longmont, California, from
                                                February 1996 to August 1996; prior to that he was a Vice
                                                President of Syquest Technology, a hard disc drive manufacturing company located in Fremont, California, from June 1990 to January
                                                1996.

Stephen J. King                                 Chief Financial Officer of the Company since May 2000; prior to
Superior, CO, USA                               that he was a self-employed business consultant from March 1999
Chief Financial Officer                         to May 2000; prior to that he was Chief Financial Officer of Back
                                                Yard Burgers, Inc. an operator and franchisor of restaurants located in Memphis, Tennessee, from June 1993 to March 1999.

Thomas Stephen Plunkett                         Director of the Company since May 2000; Chief Financial
Longmont, CO, USA                               Officer and Chief Operating Officer of RT One Inc., a
Director                                        communications company in Boulder, Colorado, since August
                                                1999; prior to that he was Chief Financial Officer of Webb
                                                Interactive, an internet communications company in Denver,
                                                Colorado, from October 1996 to April 1999; prior to that he was
                                                Vice President of Business Planning of Maxtor Corp., a data storage products manufacturer located in Longmont, Colorado, from December 1995 to September 1996.

   NAME AND MUNICIPALITY OF RESIDENCE                  PRINCIPAL OCCUPATION FOR PREVIOUS FIVE YEARS
   ----------------------------------                  --------------------------------------------
Francis Lundy                                   Director of the Company since June 2000; Chairman of TISF, a
Mill Valley, CA, USA                            precision optical and metrology company located in San Francisco,
Director                                        California, since 1996; prior to that he was a Vice President of Zygo
                                                Corporation, a precision optics and metrology equipment company located in Middlefield, Connecticut, from August 1996 to
                                                December 1999.

Thomas Tennessen, Director                      Director of the Company since June 2000; partner at Bolder
c/o Industrialex Manufacturing Corp.            Venture Partners LLC, a venture capital company based in Boulder,
63-A S. Pratt Parkway                           Colorado, since August 1999; prior to that he was Chief Financial
Longmont, CO  80501                             Officer of eSoft, Inc., an internet appliance company located in
                                                Broomfield, Colorado, from February 1998 to March 1999; prior to that he was self-employed as a financial consultant from March
                                                1997 to January 1998; prior to that he was Principal Accounting
                                                Officer and controller of Topro, Inc. a NASDAQ Small Cap Market listed, system integration company based in Denver, Colorado, from
                                                September 1994 to March 1997.

         Other than receiving stock options from time to time, the directors of Industrialex are not compensated for serving as directors.

Other associations

         During the past five years, the principals of Industrialex have served as principals of the following reporting issuers during the periods and in the capacities noted below:

--------------------------------------------------------------------------------------------------------------------
PRINCIPAL                  REPORTING ISSUER                 CAPACITY                              PERIOD
---------------         -------------------------------    -----------------------------------   -------------------
Ahmad Akrami               Panoramic Care Systems Inc.      Chief Executive Officer (Interim)     10/99 - 05/00
                                                            Director                              10/99 - 05/00

                           Zygo Corporation                 Vice President                        09/96 - 09/99

                           NexStar Automation Inc.          President                             12/92 - 09/96
                                                            Chief Executive Officer               12/92 - 09/96
                                                            Director                              12/92 - 09/96

Michael Robidart           Maxtor Corporation               Vice President                        02/96 - 08/96
                           Syquest Technology               Vice President                        06/90 - 01/96

Stephen King               Back Yard Burgers Inc.           Chief Financial Officer               06/93 - 03/99
                                                            Director                              05/95 - 05/00

Francis Lundy              Dresdner RCM                     Director                              06/96 - 05/00
                           Zygo Corporation                 Vice President                        08/96 - 12/99

Thomas Stephen Plunkett    Webb Interactive                 Chief Financial Officer               10/96 - 04/99

Thomas Tennessen           eSoft Inc.                       Chief Financial Officer               02/98 - 03/99
                           Topro, Inc.                      Principal Accounting Officer          09/94 - 03/97
--------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael Scott Robidart, President and Chief Operating Officer of Industrialex, is indebted to Industrialex in the principal amount of $130,000, secured by a promissory note made May 8, 2000. The promissory note is due April 30, 2003, or immediately if Mr. Robidart ceases to be employed by Industrialex, and bears interest at the rate of 7% per annum until paid. On April 30, 2003, provided Mr. Robidart is still employed by Industrialex, the amount due under the promissory note will be paid to Mr. Robidart as a bonus.

         Ahmad Akrami, Chief Executive Officer and a director of Industrialex, was indebted to Industrialex in the principal amount of $11,149, secured by a loan agreement made January 12, 1999. The debt, which was paid in full by Mr. Akrami in June 2000, bore interest, at the rate of 8% per annum.

Bolder Venture Partners L.L.C.

         Industrialex is party to a consulting agreement with Bolder Venture Partners L.L.C. dated December 28, 1999 (as amended June 28, 2000). Bolder Venture Partners is a limited liability company incorporated under the laws of the State of Colorado and is owned 60% by Daryl Yurek, and 10% by each of Cliff Mah, Ahmad Akrami (the Chief Executive Officer and a director of Industrialex), Kent Nuzum and Tom Tennessen (a director of Industrialex).

         Under the terms of the consulting agreement, Bolder agrees to provide consulting services to the officers of Industrialex relating to matters of corporate development, strategic planning, raising of capital and other financial matters, and to assist with certain private placements and public offerings of Industrialex's securities, including this offering.

         In consideration of these services, Industrialex agreed to pay Bolder Venture Partners a monthly fee of $4,500, $50,000 upon closing of the private placement of special warrants, and granted warrants to acquire up to 960,000 shares of Industrialex for a period of five years from December 28, 1999. The warrants become exercisable as follows:

        o    400,000 at $0.25 per share as of December 28, 1999;

        o    360,000 at $1.00 per share as of May, 2000; and

        o    200,000 at $1.00 per share upon completion of this offering.

         The term of the consulting agreement ends on November 30, 2000.

                             EXECUTIVE COMPENSATION

         The following table is a summary of the compensation paid to the most highly paid executive officer of Industrialex during the most recently completed financial year for services rendered to Industrialex:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         LONG TERM COMPENSATION
                                                                                     ------------------------------
                                                      ANNUAL COMPENSATION                  AWARDS          PAYOUTS
                                              ------------------------------------   -----------------    ---------
  NAME AND PRINCIPLE                                                 OTHER ANNUAL       OPTIONS/SARS       LTIP(1)      ALL OTHER
      POSITION             PERIOD             SALARY      BONUS      COMPENSATION        GRANTED (#)       PAYOUTS     COMPENSATION
---------------------   ---------------    -----------   -------   ---------------   -----------------    ---------   --------------
Ahmad Akrami,            Year ended            N/a         N/a         42,692(2)             N/a             N/a            N/a
President and CEO        Dec. 31, 1999
------------------------------------------------------------------------------------------------------------------------------------

(1) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans.

(2)  Distribution from member's equity.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.

                           DIVIDEND RECORD AND POLICY

         Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.

                                     EXPERTS

         The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of BIP as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of STG as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

         Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

         The validity of the securities offered will be passed upon for Industrialex by Davis, Graham & Stubbs LLP, Denver, Colorado.

                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
Pro Forma Combined Financial Statements
    Basis of presentation................................................................................... F-2
    Unaudited Pro Forma Combined Balance Sheet - March 31, 2000............................................. F-3
    Unaudited Pro Forma Combined Statement of Operations - Three Months Ended March 31, 2000................ F-4
    Unaudited Pro Forma Combined Statement of Operations - Year Ended December 31, 1999..................... F-5
    Notes to Unaudited Pro Forma Combined Financial Statements.............................................. F-6

Industrialex Manufacturing Corp.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-9
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-10
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-11
    Statements of Equity - March 31, 2000, December 31, 1999, December 31, 1998 and January 1, 1998......... F-12
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-13
    Notes to Financial Statements........................................................................... F-14

Decorative & Coating Systems, Inc.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-19
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-20
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-21
    Statements of Shareholders' Equity - December 31, 1999 and January 1, 1998.............................. F-22
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-23
    Notes to Financial Statements........................................................................... F-24

Broomfield Industrial Painting, Inc.
    Independent Auditor's Report of Hein & Associates....................................................... F-28
    Balance Sheets - March 31, 2000 (unaudited), June 30, 1999 and 1998..................................... F-29
    Statements of Operations and Retained Earnings - For the Nine Months Ended
        March 31, 2000 and 1999 (unaudited) and For the Years Ended June 30, 1999 and 1998.................. F-30
    Statements of Cash Flow - For the Nine Months Ended March 31, 2000 and 1999 (unaudited) and
        Years Ended June 30, 1999 and 1998.................................................................. F-31
    Notes to Financial Statements........................................................................... F-32

Screen Tech Graphics, Inc.
    Independent Auditor's Report of Hein & Associates....................................................... F-36
    Balance Sheet - March 31, 2000 (unaudited) and December 31, 1999 and 1998............................... F-37
    Statements of Operations and Retained Earnings - For the Three Months Ended March 31, 2000 and
        1999 (unaudited ) and Years Ended December 31, 1999 and 1998........................................ F-38
    Statements of Cash Flows - For the Three Months Ended March 31, 2000 and 1999 (unaudited) and
        Years Ended December 31, 1999 and 1998.............................................................. F-39
    Notes to Financial Statements........................................................................... F-40

                        INDUSTRIALEX MANUFACTURING CORP.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION

The following unaudited pro forma combined financial statements give effect to the acquisitions by Industrialex Manufacturing Corp. ("IMC") (the "Combination"), of the outstanding capital stock of Broomfield Industrial Paint Inc. ("BIP"), Decorative & Coating Systems, Inc. ("DACS"), and Screen Tech. Graphics Inc. ("STG") (collectively the "Acquired Companies"). The Combination will be accounted for using the purchase method of accounting.

The unaudited pro forma combined balance sheet gives effect to these transactions as if they had occurred on March 31, 2000. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1999.

The estimated excess of the cost of the acquisitions over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed (goodwill) may be revised for changes in assets and liabilities to date of closing as well as changes in fair value of assets acquired and liabilities assumed based upon conditions existing at date of closing. However, it is not expected that the revisions, if any, will be significant.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that IMC management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IMC's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IMC's combined financial position or combined results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
MARCH 31, 2000

                                                                                                           PRO FORMA
                                                                                                          ADJUSTMENTS    PRO FORMA
                                          IMC            BIP          DACS        STG         COMBINED      (NOTE 3)      COMBINED
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents            $ 1,035,770   $    35,353  $    91,039  $    65,973  $ 1,228,135   $(1,025,000)  $   203,135
  Trade accounts receivable, no
    allowance for doubtful accounts
    necessary                              162,596        90,814      159,593      281,045      694,048            --       694,048
  Inventories                                   --        48,402       34,782       59,493      142,677            --       142,677
  Prepaid expenses                             600         5,250        3,132           --        8,982            --         8,982
  Other current assets                       4,632            --           --           --        4,632            --         4,632
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------
           Total current assets          1,203,598       179,819      288,546      406,511    2,078,474    (1,025,000)    1,053,474

PROPERTY, PLANT AND EQUIPMENT,
  net of accumulated depreciation          138,206        59,252       29,625      200,004      427,087            --       427,087

OTHER ASSETS:
  Goodwill                                      --            --           --           --           --     2,516,402     2,516,402
  Note receivable from member and
    related parties                         11,449            --        4,668           --       16,117            --        16,117
  Deposit                                       --         2,629           --           --        2,629            --         2,629
  Other                                    133,704            --           --           --      133,704       (62,008)       71,696
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------
           Total other assets              145,153         2,629        4,668           --      152,450     2,454,394     2,606,844
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------

           Total assets                $ 1,486,957   $   241,700  $   322,839  $   606,515  $ 2,658,011   $ 1,429,394   $ 4,087,405
                                       ===========   ===========  ===========  ===========  ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of-credit                  $        --   $        --  $        --  $    60,509  $    60,509   $        --   $    60,509
  Accounts payable                          62,479        13,179       85,922       88,590      250,170            --       250,170
  Accrued liabilities                       19,591            --        6,225        4,713       30,529            --        30,529
  Deferred tax liability                        --        23,000           --           --       23,000            --        23,000
  Current portion of long-term debt             --            --           --       39,904       39,904            --        39,904
  Notes payable - acquisition debt              --            --           --           --           --     1,310,000     1,310,000
  Current portion of capital lease
    obligations                              8,987            --        3,867           --       12,854        (3,867)        8,987
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------
           Total current liabilities        91,057        36,179       96,014      193,716      416,966     1,306,133     1,723,099

CAPITAL LEASE OBLIGATIONS,
  less current maturities                   38,370            --           --           --       38,370            --        38,370

LONG-TERM DEBT, less current
  maturities                                    --            --       13,450      178,406      191,856       (13,450)      178,406

SHAREHOLDERS' EQUITY:
  Common stock                              42,500            10       50,930        5,000       98,440       (55,940)       42,500
  Additional paid-in capital             1,409,369         2,399        7,769           --    1,419,537       779,832     2,199,369
  Retained earnings (accumulated
    deficit)                               (94,339)      203,112      154,676      229,393      492,842      (587,181)      (94,339
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------
           Total shareholders' equity    1,357,530       205,521      213,375      234,393    2,010,819       136,711     2,147,530
                                       -----------   -----------  -----------  -----------  -----------   -----------   -----------

           Total liabilities and
              shareholders' equity     $ 1,486,957   $   241,700  $   322,839  $   606,515  $ 2,658,011   $ 1,429,394   $ 4,087,405
                                       ===========   ===========  ===========  ===========  ===========   ===========   ===========

See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2000

                                                                                                       PRO FORMA
                                                                                                       ADJUSTMENTS     PRO FORMA
                                     IMC           BIP           DACS           STG        COMBINED      (NOTE 4)       COMBINED
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
SALES                             $   187,866   $   242,019   $   380,944   $   529,639   $ 1,340,468   $        --   $ 1,340,468

COST OF SALES                         178,797       143,390       217,712       346,441       886,340            --       886,340
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

           Gross profit                 9,069        98,629       163,232       183,198       454,128            --       454,128

GENERAL AND ADMINISTRATIVE
  EXPENSES                            102,317        79,900       119,377       155,990       457,584        41,940       499,524
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

INCOME (LOSS) FROM OPERATIONS         (93,248)       18,729        43,855        27,208        (3,456)      (41,940)      (45,396)

OTHER EXPENSE                          (1,091)         (765)         (212)       (4,234)       (6,302)      (39,300)      (45,602)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

NET INCOME (LOSS)                 $   (94,339)  $    17,964   $    43,643        22,974   $    (9,758)  $   (81,240)      (90,998)
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

BASIC AND DILUTED LOSS PER SHARE                                                                                      $     (0.01)
                                                                                                                      ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                                                                                  7,077,000
                                                                                                                      ===========


See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999

                                                                                                         PRO FORMA
                                                                                                        ADJUSTMENTS    PRO FORMA
                                     IMC            BIP           DACS          STG        COMBINED       (NOTE 4)      COMBINED
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
SALES                             $ 1,113,685   $   974,153   $ 1,353,373   $ 1,898,720   $ 5,339,931   $        --   $ 5,339,931

COST OF SALES                         783,746       687,223       831,166     1,186,562     3,488,697            --     3,488,697
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

           Gross profit               329,939       286,930       522,207       712,158     1,851,234            --     1,851,234

GENERAL AND ADMINISTRATIVE
  EXPENSES                            270,119       334,341       468,149       580,907     1,653,516       167,760     1,821,276
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

INCOME (LOSS) FROM OPERATIONS          59,820       (47,411)       54,058       131,251       197,718      (167,760)       29,958

OTHER INCOME (EXPENSE)                   (732)          868        (1,077)      (19,314)      (20,255)     (157,200)     (177,455)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

NET INCOME (LOSS)                 $    59,088   $   (46,543)  $    52,981   $   111,937   $   177,463   $  (324,960)  $  (147,497)
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

BASIC AND DILUTED LOSS PER SHARE                                                                                      $     (0.02)
                                                                                                                      ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                                                                                  7,077,000
                                                                                                                      ===========


See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.     GENERAL

       The historical financial statements reflect the financial position and results of operations of IMC and the Acquired Companies and were derived from IMC's and the respective Acquired Companies' financial statements. The periods included in these financial statements for IMC and the individual Acquired Companies are as of and for the three months ended March 31, 2000 and for the year ended December 31, 1999.

       The unaudited pro forma combined balance sheet gives effect to these transactions as if they had occurred on March 31, 2000. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1999.

2.     ACQUISITIONS

       IMC has acquired or will acquire all of the outstanding common stock of the Acquired Companies. The Combination will be accounted for using the purchase method of accounting.

       The following table sets forth the consideration to be paid in (a) cash,
       (b) notes and (c) in special warrants to the common shareholders of each of the acquired Companies. Each special warrant can be converted into one share of IMC common stock at no cost. For purposes of computing the estimated purchase price for accounting purposes, the value of the special warrants was determined using an estimated fair value of $1 per warrant.

                                                                         SPECIAL
                              CASH          NOTES        WARRANTS        TOTAL
                            ----------    ----------    ----------    ----------
BIP                         $  425,000    $       --    $  500,000    $  925,000
DACS                           300,000       700,000       200,000     1,200,000
STG                            300,000       610,000        90,000     1,000,000
                            ----------    ----------    ----------    ----------

Total                       $1,025,000    $1,310,000    $  790,000    $3,125,000
                            ==========    ==========    ==========    ==========

        Additional consideration of 300,000 special warrants will be issued to the shareholders of STG if certain earn-out provisions are attained.

3.     UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

       (A) Records the acquisition of the Acquired Companies, including the cash and special warrants due those companies, and records all fair value adjustments necessary in purchase accounting.

       (B) Records the elimination of all non-operating liabilities to be retained by the owners of the Acquired Companies.

       (C) Records the elimination of the historical equity accounts of the Acquired Companies.

       The following tables summarize unaudited pro forma combined balance sheet adjustments:

                                          PRO FORMA ADJUSTMENTS                 TOTAL
                                -----------------------------------------     PRO FORMA
                                   (A)             (B)            (C)        ADJUSTMENTS
                                -----------    -----------    -----------    -----------
Cash                            $(1,025,000)   $        --    $        --    $(1,025,000)
Goodwill                          3,187,008        (17,317)      (653,289)     2,516,402
Other noncurrent assets             (62,008)            --             --        (62,008)
Notes Payable                     1,310,000             --             --      1,310,000
Current portion of
  capital lease obligations              --         (3,867)            --         (3,867)
Capital lease obligations                --        (13,450)            --        (13,450)
Common stock                             --             --        (55,940)       (55,940)
Additional paid-in
  capital                           790,000             --        (10,168)       779,832
Retained earnings
  (accumulated deficit)                  --             --       (587,181)      (587,181)
                                -----------    -----------    -----------    -----------

Total                           $        --    $        --    $        --    $        --
                                ===========    ===========    ===========    ===========

4.   UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

     (A) Records amortization of goodwill to be recorded as a result of the Combination over an estimated life of 15 years.

     (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies.

     The following tables summarize unaudited pro forma combined statements of operations adjustments at March 31, 2000:

                                         PRO FORMA ADJUSTMENTS         TOTAL
                                      --------------------------     PRO FORMA
                                          (A)            (B)        ADJUSTMENTS
                                      -----------    -----------    -----------
General and administrative expenses   $    41,940    $        --    $    41,940
                                      -----------    -----------    -----------

Income (loss) from operations             (41,940)            --        (41,940)

Other expense                                  --        (39,300)       (39,300)
                                      -----------    -----------    -----------

Net income                            $   (41,940)   $   (39,300)   $   (81,240)
                                      ===========    ===========    ===========

     The following tables summarize unaudited pro forma combined statements of operations adjustments at December 31, 1999:

                                        PRO FORMA ADJUSTMENTS          TOTAL
                                      --------------------------     PRO FORMA
                                          (A)            (B)        ADJUSTMENTS
                                      -----------    -----------    -----------
General and administrative expenses   $   167,760    $        --    $   167,760
                                      -----------    -----------    -----------

Income (loss) from operations            (167,760)            --       (167,760)
                                      -----------    -----------    -----------

Other income (expense)                         --       (157,200)      (157,200)
                                      -----------    -----------    -----------

Net income                            $  (167,760)   $  (157,200)   $  (324,960)
                                      ===========    ===========    ===========


5.       EARNINGS PER SHARE

       The pro forma share outstanding were computed as follows:

Shares issued upon merger of LLC and the Company                       4,250,000
Special warrants issued in the private placement                       2,037,000
Special warrants to be issued in acquisitions                            790,000
                                                                       ---------

                                                                       7,077,000
                                                                       =========

     The computation above excludes 960,000 warrants issued or to be issued to BVP as well as options to purchase 687,000 shares of common stock the Company will grant to employees and directors of the Company immediately following the offering.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Industrialex Manufacturing Corp.
Longmont, Colorado

We have audited the accompanying balance sheets of Industrialex Manufacturing Corp. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Industrialex Manufacturing Corp. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP

April 7, 2000
(August 10, 2000 as to Note 9)
DENVER, COLORADO

INDUSTRIALEX MANUFACTURING CORP.

BALANCE SHEETS

                                                                 DECEMBER 31,
                                                          -------------------------   MARCH 31,
ASSETS                                                       1998          1999          2000
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                               $       849   $    39,930   $ 1,035,770
  Accounts receivable:
    Trade, net of allowance for doubtful accounts
      of $0 in 1999 and 1998                                  323,701       250,532       162,596
    Other                                                       1,150         1,300           600
  Other current assets                                          7,132         5,028         4,632
                                                          -----------   -----------   -----------
           Total current assets                               332,832       296,790     1,203,598

PROPERTY, PLANT AND EQUIPMENT, net                             78,884       137,685       138,206

OTHER ASSETS:
  Note receivable from related party                               --        11,449        11,449
  Other                                                         4,705         8,230       133,704
                                                          -----------   -----------   -----------
           Other assets                                         4,705        19,679       145,153
                                                          -----------   -----------   -----------

TOTAL                                                     $   416,421   $   454,154   $ 1,486,957
                                                          ===========   ===========   ===========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Bank overdrafts                                         $    40,717   $        --   $        --
  Accounts payable                                             19,823        34,706        62,479
  Accrued liabilities:
    Payroll                                                    17,329        20,204        15,776
    Other                                                      11,568         6,398         3,815
  Current portion of capital lease obligations                     --         8,763         8,987
                                                          -----------   -----------   -----------
           Total current liabilities                           89,437        70,071        91,057

CAPITAL LEASE OBLIGATIONS, less current maturities                 --        40,703        38,370

COMMITMENT AND CONTINGENCIES (Note 6)

EQUITY:
  Common stock, $.01 par value - 50,000,000 authorized,
     4,250,000 issued and outstanding                              --            --        42,500
  Additional paid-in capital                                       --            --     1,409,369
  Accumulated deficit                                              --            --       (94,339)
  Member's equity                                             326,984       343,380            --
                                                          -----------   -----------   -----------
      Total equity                                            326,984       343,380     1,357,530
                                                          -----------   -----------   -----------

TOTAL LIABILITIES AND EQUITY                              $   416,421   $   454,154   $ 1,486,957
                                                          ===========   ===========   ===========

See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

STATEMENTS OF OPERATIONS

                                                   YEARS ENDED                THREE MONTHS ENDED
                                                   DECEMBER 31,                   MARCH 31,
                                            --------------------------    --------------------------
                                               1998           1999           1999           2000
                                            -----------    -----------    -----------    -----------
                                                                                  (UNAUDITED)
SALES                                       $   810,821    $ 1,113,685    $   168,054    $   187,866

COST OF SALES:
  Cost of sales                                 473,723        758,787        150,912        178,797
  Asset impairment                                   --         24,959             --             --
                                            -----------    -----------    -----------    -----------
         Total cost of sales                    473,723        783,746        150,912        178,797
                                            -----------    -----------    -----------    -----------

         Gross profit                           337,098        329,939         17,142          9,069

GENERAL AND ADMINISTRATIVE
  EXPENSES:
  General and administrative                    163,667        265,686         31,428        102,317
  Asset impairment                                   --          4,433             --             --
                                            -----------    -----------    -----------    -----------
        Total general and administrative
          expenses                              163,667        270,119         31,428        102,317
                                            -----------    -----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS                   173,431         59,820        (14,286)       (93,248)

OTHER EXPENSE, net                                   95            732            212          1,091
                                            -----------    -----------    -----------    -----------

NET INCOME (LOSS)                           $   173,336    $    59,088    $   (14,498)   $   (94,339)
                                            ===========    ===========    ===========    ===========

NET INCOME (LOSS) PER SHARE -
  BASIC AND DILUTED                         $      0.04    $      0.01    $        --    $     (0.02)
                                            ===========    ===========    ===========    ===========

PRO FORMA INFORMATION
  (UNAUDITED):
   Net income (loss)                        $   173,336    $    59,088    $   (14,498)   $   (94,339)
   Pro forma income tax (expense) benefit       (64,654)       (22,040)         5,408             --
                                            -----------    -----------    -----------    -----------

   PRO FORMA NET INCOME (LOSS)              $   108,682    $    37,048    $    (9,090)   $   (94,339)
                                            ===========    ===========    ===========    ===========

   PRO FORMA NET INCOME (LOSS)
    PER SHARE - BASIC AND DILUTED           $      0.02    $      0.01    $        --    $     (0.02)
                                            ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING - BASIC AND
  DILUTED                                     4,250,000      4,250,000      4,250,000      4,929,000
                                            ===========    ===========    ===========    ===========

See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

STATEMENTS OF EQUITY

                                          COMMON STOCK          ADDITIONAL
                                     ------------------------    PAID-IN      MEMBER'S     ACCUMULATED
                                        SHARES      AMOUNT       CAPITAL       EQUITY        DEFICIT        TOTAL
                                     -----------  -----------  -----------   -----------   -----------   -----------
BALANCE,
  JANUARY 1, 1998                             --  $        --  $        --  $   177,869    $       --       177,869

  Distributions                               --           --           --      (24,221)           --       (24,221)

  Net income                                  --           --           --      173,336            --       173,336
                                     -----------  -----------  -----------   -----------   -----------   -----------

BALANCE,
  DECEMBER 31, 1998                           --           --           --      326,984            --       326,984

  Distributions                               --           --           --      (42,692)           --       (42,692)

  Net income                                  --           --           --       59,088            --        59,088
                                     -----------  -----------  -----------   -----------   -----------   -----------

BALANCE,
  DECEMBER 31, 1999                           --           --           --      343,380            --       343,380

  Distributions (unaudited)                   --           --           --      (16,034)           --       (16,034)

  Merger with Industrialex
    Manufacturing Corp. (unaudited)    4,250,000       42,500      284,846     (327,346)           --            --

  Issuance of common stock
    warrants (unaudited)                      --           --    1,124,523           --            --     1,124,523

  Net loss (unaudited)                        --           --           --           --       (94,339)      (94,339)
                                     -----------  -----------  -----------   -----------   -----------   -----------

BALANCE,
  MARCH 31, 2000 (unaudited)           4,250,000  $    42,500  $ 1,409,369  $        --   $   (94,339)  $ 1,357,530
                                     ===========  ===========  ===========   ===========   ===========   ===========


See notes to the financial statements.

INDUSTRIALEX MANUFACTURING CORP.

STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED            THREE MONTHS ENDED
                                                                      DECEMBER 31,                 MARCH 31,
                                                                -------------------------   -------------------------
                                                                   1998          1999          1999          2000
                                                                -----------   -----------   -----------   -----------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $   173,336   $    59,088   $   (14,498)  $   (94,339)
  Adjustments to reconcile net income (loss) to net
    cash provided by operations:
    Depreciation                                                     10,668        29,856         7,464         4,945
    Asset impairment                                                     --        29,392            --            --
    Changes in operating assets and liabilities:
      Accounts receivable                                          (129,091)       73,019       165,104        88,636
      Other currents assets                                          (4,735)        2,104            --           396
      Other assets                                                   (1,783)       (3,525)           --      (125,474)
      Bank overdrafts                                                21,001       (40,717)      (40,717)           --
      Accounts payable                                               11,568        14,883        (4,411)       27,773
      Accrued liabilities                                            11,376        (2,295)        3,983        (7,011)
                                                                -----------   -----------   -----------   -----------

           Net cash provided by (used in) operating activities       92,340       161,805       116,925      (105,074)
                                                                -----------   -----------   -----------   -----------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Capital expenditures                                              (67,270)      (62,099)       (8,573)       (5,466)
                                                                -----------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock and common stock
    warrants                                                             --            --            --     1,124,523
  Amounts loaned to member under note receivable                         --       (11,449)       (4,999)           --
  Distribution to member                                            (24,221)      (42,692)           --       (16,034)
  Payments on capital lease obligations                                  --        (6,484)           --        (2,109)
                                                                -----------   -----------   -----------   -----------

           Net cash provided by (used in) financing activities      (24,221)      (60,625)       (4,999)    1,106,380
                                                                -----------   -----------   -----------   -----------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                           849        39,081       103,353       995,840

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                      --           849           849        39,930
                                                                -----------   -----------   -----------   -----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                   $       849   $    39,930   $   104,202   $ 1,035,770
                                                                ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid for interest                          $        98   $     3,554   $        --   $     1,237
                                                                ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING TRANSACTIONS -
  Assets acquired under capitalized leases                      $        --   $    55,950   $        --   $        --
                                                                ===========   ===========   ===========   ===========


See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998

1.     ORGANIZATION

       The accompanying financial statements present the financial position and results of operations of Industrialex Manufacturing LLC ("LLC"), a limited liability company organized under the laws of the state of Colorado in 1994. Ahmad Akrami and The Rudder Group, LLC were the original members of the Company. On May 10, 1997, The Rudder Group, LLC sold its 50% interest to Ahmad Akrami. As discussed in Note 9, in January 2000 LLC merged with Industrialex Manufacturing Corp. (the "Company") and the Company became the surviving entity. Because the Company and LLC are entities under common control, the financial statements of LLC represent the historical financial statements of the Company and have been presented on an as-if pooled basis for all periods presented.

       The Company operates in one segment and provides specialized protective coating services to the high technology manufacturing industry located along the front range of Colorado.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       INTERIM FINANCIAL INFORMATION - The interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

       CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

       Machinery and equipment                                       7 years
       Furniture and fixtures                                        3 years

       Improvements on leased property are amortized on the straight-line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

       Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

       IMPAIRMENTS OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the forecasted undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. The Company has recorded impairment losses in the accompanying statements of operations of $29,392 during 1999.

       REVENUE RECOGNITION - The Company recognizes revenue upon completion of conformal coating and shipment of product to customer.

       ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

       INCOME TAXES - Through December 1999, the Company elected to be treated as a limited liability corporation (LLC) as provided by the Internal Revenue Code; accordingly, income taxes related to the Company's operations were the responsibility of the LLC member.

       The Company has elected to be treated as a "C" corporation as provided for by the Internal Revenue Code, and accordingly, income taxes related to the Company's operations will become the responsibility of the Company. As of January 1, 2000, the Company will account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax rates.

       Pro forma financial information and earnings per share is required when the historical financial statements are not indicative of the on-going entity. As a result of the Company's change to a "C" corporation during 2000, the historical statements of operations have been adjusted to reflect a pro forma tax provision as if the Company had always been a taxable entity.

       COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

       NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

       In March 2000, the FASB issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 to issuances of equity instruments to employees and non-employees and was effective July 1, 2000. Management believes that the adoption of FIN 44 will have no material effect on the Company's financial statements.

       In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management believes that the adoption of SAB No. 101 will have no material effect on the Company's financial statements.

3.     NOTE RECEIVABLE FROM RELATED PARTY

       In 1999, the Company entered into an agreement and signed a note with its majority shareholder that allows the shareholder to borrow amounts up to $33,000. The note accrues interest at 8%. Principal and accrued interest are due on the maturity date of December 30, 2002. The balance outstanding on the note at December 31, 1999 was $11,449.

4.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consist of the following as of December 31:

                                                          1998          1999
Machinery and equipment                                 $  99,232     $ 170,829
Furniture and fixtures                                     11,652        24,709
Leasehold improvements                                      2,747         2,747
                                                        ---------     ---------
                                                          113,631       198,285
Less accumulated depreciation                             (34,747)      (60,600)
                                                        ---------     ---------

Total                                                   $  78,884     $ 137,685
                                                        =========     =========

5.     LINE OF CREDIT

       The Company had a line of credit with FirstBank of Longmont (the Bank) which expired on July 25, 1999. The line of credit had a limit of $20,000 and was secured by the Company's cash accounts at the Bank. Interest accrued at the Bank's commercial base rate plus 1%. There were no amounts outstanding on the line of credit at December 31, 1998.

6.     COMMITMENTS

       The Company has various noncancelable capital and operating leases for office and operating space and equipment which expire at various times from the year 2002 to 2004. Aggregate minimum annual rentals under such leases are as follows:

                                                            CAPITAL       OPERATING
YEAR ENDING DECEMBER 31:                                    LEASES         LEASES
2000                                                      $    13,384   $    58,376
2001                                                           13,384        23,426
2002                                                           13,384         9,274
2003                                                           13,384            --
2004                                                            8,644            --
                                                          -----------   -----------

Total minimum lease payments                                   62,180   $    91,076
                                                          -----------   ===========

Less amount representing interest                             (12,714)
                                                          -----------

Present value of minimum lease payments                        49,466
Less current portion                                           (8,763)
                                                          -----------

Long-term portion of capital lease obligations            $    40,703
                                                          ===========

        The obligations under capital leases are collateralized by equipment with a cost of $55,950 and associated accumulated amortization of $8,393.

    During 1998 and 1999, rental expense under operating leases amounted to $43,393 and $59,867, respectively.

    In January 2000, the Company entered into an agreement with Bolder Venture Partners ("BVP"). BVP has agreed to provide the Company with certain corporate development and financial advisor services through November 2000. In consideration of these advisory services, the Company will pay BVP a monthly fee of $4,500 through November 2000.

7.  CONCENTRATIONS OF CREDIT AND OTHER RISKS

    CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through a credit evaluation process. Historically, the Company has not incurred any significant credit related losses.

    SIGNIFICANT CUSTOMERS - The Company had one customer which represented 83% and 82% of total 1998 and 1999 revenues, respectively, and 89% and 67% of total accounts receivable in 1998 and 1999, respectively.

8.  EARNINGS PER SHARE

    The weighted average shares outstanding for the years ended December 31, 1999 and 1998 and for the three months ended March 31, 1999 was 4,250,000 which represents the shares issued upon the merger of LLC and the Company. There were no potentially dilutive securities outstanding during any of these periods. The weighted average shares outstanding for the three months ended March 31, 2000 is calculated as follows:

Shares issued upon merger of LLC and the Company                       4,250,000

Special warrants issued in private placement                             679,000
                                                                       ---------

                                                                       4,929,000
                                                                       =========

    In January 2000, the Company issued 400,000 warrants to acquire shares of common stock with an exercise price of $0.25 per share (see Note 9). These warrants were excluded from the computation of diluted earnings per share as their effect would have been anti-dilutive. Had the effect of these warrants been dilutive, the Company would have included an additional 300,000 shares in diluted earnings per share.

9.  SUBSEQUENT EVENTS

    In January 2000, the Company entered into an agreement with Bolder Venture Partners (BVP) to assist in making acquisitions and raising capital. One of the minority shareholders of BVP is the Company's majority shareholder. The Company granted BVP 400,000 warrants to acquire Company common stock at $.25 per share upon execution of the agreement in consideration for assistance in acquisitions. The Company will issue to BVP an additional 560,000 warrants upon completion of the Company's initial public offering. The exercise price of these warrants will be equal to the price in the public offering. The issuance of these warrants with be accounted for in accordance with SFAS No. 123. Any value assigned to the warrants will be allocated to the purchase price of the businesses acquired or as a cost of the offerings.

    In February 2000, LLC was merged into the Company, with the Company becoming the surviving entity. Ahmad Akrami is a 94.1% shareholder in the Company.

      In March 2000, the Company raised $1,018,500 in a private placement of 2,037,000 special warrants to the Company officers and other individuals. Each special warrant can be converted into one share of the Company common stock at no additional cost.

      In March 2000, the Company signed letters of intent to buy all of the outstanding stock of Decorative & Coating System, Inc. (DACS) and Screen Tech Graphics, Inc. (STG) for approximately $1,200,000 and $1,300,000 respectively. The purchase price of STG includes $300,000 which is subject to earn-out provisions. The consideration for these acquisitions will be paid in cash, notes payable to sellers and special warrants. The acquisition of DACS closed in May 2000 and the acquisition of STG closed in July 2000.

      On April 4, 2000, the Company acquired all of the outstanding stock of Broomfield Industrial Printing, Inc. (BIP) for $925,000 consisting of $425,000 of cash and $500,000 of special warrants. BIP became a wholly-owned subsidiary of the Company.

      In May 2000, the Company entered into an agreement and signed a note with an officer in the amount of $130,000. The note is due April 30, 2003, or immediately if the officer ceases to be employed by Industrialex, and bears interest at a rate of 7% per annum until paid. On April 30, 2003, provided the officer is stilled employed by Industrialex, the amount due under the promissory note will be paid to the officer as a bonus.

      In June 2000, the Company's board of directors approved a stock option (the Plan). The Plan provides that a maximum number of common shares issued or covered by outstanding stock options granted under the Plan shall not, in the aggregate, exceed 1,200,000, that the exercise price of each stock option granted shall not be less than the fair market value as defined in the Plan, and that the term of a stock option shall not exceed five years. The Company has granted 687,000 options under the Plan at prices ranging from $0.50 to $1.00 per share.

                                    * * * * *

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Decorative & Coating Systems, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Decorative & Coating Systems, Inc. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

April 7, 2000
(August 10, 2000 as to Note 8)
DENVER, COLORADO

DECORATIVE & COATING SYSTEMS, INC.

BALANCE SHEETS


                                                           DECEMBER 31,        MARCH 31,
ASSETS                                                   1998        1999        2000
                                                      ----------  ----------  ----------
                                                                              (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                           $   39,353  $   34,194  $   91,039
  Trade accounts receivable, net of allowance for
    doubtful accounts of $0 in 1999 and 1998             112,081     139,075     159,593
  Notes receivable from related parties (Note 7)              --       3,729       4,668
  Inventories                                             30,496      36,468      34,782
  Prepaid expenses                                         4,829       3,103       3,132
                                                      ----------  ----------  ----------
           Total current assets                          186,759     216,569     293,214

PROPERTY, PLANT AND EQUIPMENT, net                        10,281      30,215      29,625
                                                      ----------  ----------  ----------

TOTAL ASSETS                                          $  197,040  $  246,784  $  322,839
                                                      ==========  ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                    $   27,542  $   43,933  $   85,922
  Accrued liabilities:
    Payroll                                               18,769      12,144          --
    Other                                                  2,321       3,156       6,225
  Current maturities of long-term debt                     2,081       3,798       3,867
                                                      ----------  ----------  ----------
           Total current liabilities                      50,713      63,031      96,014
                                                      ----------  ----------  ----------

LONG-TERM DEBT, less current maturities                       --      14,445      13,450

COMMITMENTS AND CONTINGENCIES
  (Note 5)

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 200,000 shares
    authorized, 50,930 shares issued and outstanding      50,930      50,930      50,930
  Additional paid-in capital                               7,769       7,769       7,769
  Retained earnings                                       87,628     110,609     154,676
                                                      ----------  ----------  ----------
           Total shareholders' equity                    146,327     169,308     213,375
                                                      ----------  ----------  ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                              $  197,040  $  246,784  $  322,839
                                                      ==========  ==========  ==========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF OPERATIONS

                                 YEARS ENDED                THREE MONTHS ENDED
                                 DECEMBER 31,                 MARCH 31,
                           -------------------------   ------------------------
                              1998          1999          1999         2000
                           -----------   -----------   -----------  -----------
                                                              (UNAUDITED)
NET SALES                  $ 1,220,667   $ 1,353,373   $   301,564  $   380,944

COST OF SALES                  789,124       831,166       174,071      217,712
                           -----------   -----------   -----------  -----------

GROSS PROFIT                   431,543       522,207       127,493      163,232

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES      440,623       468,149       112,341      119,377
                           -----------   -----------   -----------  -----------

INCOME (LOSS) FROM
  OPERATIONS                    (9,080)       54,058        15,152       43,855

OTHER INCOME (EXPENSE)            (773)       (1,077)          248          212
                           -----------   -----------   -----------  -----------

NET INCOME (LOSS)          $    (9,853)  $    52,981   $    15,400  $    44,067
                           ===========   ===========   ===========  ===========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY


                                   COMMON STOCK         ADDITIONAL
                              ------------------------    PAID-IN     RETAINED
                                SHARES       AMOUNT       CAPITAL     EARNINGS         TOTAL
                              -----------  -----------  -----------  -----------   -----------
BALANCE, JANUARY 1, 1998           50,930  $    50,930  $     7,769  $   124,358   $   183,057

  Distributions                        --           --           --      (26,877)      (26,877)

  Net loss                             --           --           --       (9,853)       (9,853)
                              -----------  -----------  -----------  -----------   -----------

BALANCE,
  JANUARY 1, 1998                  50,930       50,930        7,769       87,628       146,327

  Distributions                        --           --           --      (30,000)      (30,000)

  Net income                           --           --           --       52,981        52,981
                              -----------  -----------  -----------  -----------   -----------

BALANCE,
  DECEMBER 31, 1999                50,930       50,930        7,769      110,609       169,038

  Distributions (unaudited)            --           --           --           --            --

  Net income (unaudited)               --           --           --       44,067        44,067
                              -----------  -----------  -----------  -----------   -----------

BALANCE,
  MARCH 31, 2000 (unaudited)       50,930  $    50,930  $     7,769  $   154,676   $   213,375
                              ===========  ===========  ===========  ===========   ===========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

                                                          YEARS ENDED       THREE MONTHS ENDED
                                                          DECEMBER 31,           MARCH 31,
                                                      -------------------   -------------------
                                                       1998       1999       1999       2000
                                                      --------   --------   --------   --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                   $ (9,853)  $ 52,981)  $ 15,400   $ 44,067
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                         4,752      8,883      1,035      2,688
    Changes in operating assets and liabilities:
      Accounts receivable                               24,712    (26,994)    (8,151)   (21,457)
      Inventories                                        1,834     (5,972)    (1,681)     1,686
      Prepaid expenses                                    (806)     1,726      4,769        (29)
      Accounts payable and accrued liabilities          (5,550)    10,601     25,726     32,914
                                                      --------   --------   --------   --------

           Net cash provided by operating activities    15,089     41,225     37,098     59,869
                                                      --------   --------   --------   --------

CASH FLOWS USED IN INVESTING
  ACTIVITIES - Purchases of fixed assets                (3,754)   (28,817)    (7,897)    (2,098)
                                                      --------   --------   --------   --------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Amounts loaned to related party under note
    receivable                                              --     (3,729)        --         --
  Proceeds from long-term debt                              --     20,915         --         --
  Repayment of long-term debt                           (9,616)    (4,753)    (2,081)      (926)
  Distributions to shareholders                        (26,877)   (30,000)        --         --
                                                      --------   --------   --------   --------

           Net cash used in financing activities       (36,493)   (17,567)    (2,081)      (926)
                                                      --------   --------   --------   --------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                    (25,158)    (5,159)    27,120     56,845

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                     64,511     39,353     39,353     34,194
                                                      --------   --------   --------   --------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                         $ 39,353   $ 34,194   $ 66,473   $ 91,039
                                                      ========   ========   ========   ========

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                              $    773   $  1,077   $    324   $    773
                                                      ========   ========   ========   ========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1999


1.    ORGANIZATION

      Decorative & Coating Systems, Inc. (the Company), was incorporated on June 8, 1976 in the State of Colorado. The Company commenced operations with its liquid coating lines in 1976, expanding into Powder Coating in 1986.

      The Company operates in a single business segment, powder coating of metal products. The Company's operations are concentrated in Denver, Colorado.

2.    SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      INVENTORIES - Inventories are valued at the lower of average cost or market value.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is being computed using accelerated methods over the estimated useful lives as follows:

      Machinery, furniture and equipment                  3-5 years
      Vehicles                                              3 years

      Improvements on leased property are amortized on the straight line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENT OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the estimated undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. As of December 31, 1998 and 1999, management determined that there was no impairment of the Company's long-lived assets.

      COMMON STOCK - The Company has reacquired shares of its common stock which have been presented as constructively retired to reflect present Colorado Revised Statutes which provide that all shares of a company which have been reacquired are considered authorized but unissued shares.

      REVENUE RECOGNITION - The Company recognizes revenue upon completion of its powder/liquid coating process and shipment of the product to the customer.

      INCOME TAXES - The Company has elected a Subchapter S Corporation status, as defined by the Internal Revenue Code, which provides that shareholders are taxed on their proportionate share of a company's taxable income. Therefore, no provision for federal or state income taxes has been presented in the accompanying financial statements.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:

                                                        1998            1999
Machinery, furniture and equipment                    $ 122,528       $ 130,431
Vehicles                                                 51,191          72,105
Leasehold improvements                                   48,224          48,224
                                                      ---------       ---------
                                                        221,943         250,760
Less:  Accumulated depreciation                        (211,662)       (220,545)
                                                      ---------       ---------

Total property, plant and equipment                   $  10,281       $  30,215
                                                      =========       =========

4.    LONG-TERM DEBT

      Long-term debt consists of the following at December 31:

                                                                               1998     1999
Note payable; payments of $417 including principal and interest at 7.25% per annum due monthly through March 22, 2004; secured by
  Company automobile                                                          $    --  $18,243
Note payable                                                                    2,081       --
                                                                              -------  -------
                                                                                2,081   18,243
Less current portion                                                            2,081    3,798
                                                                              -------  -------

Long-term debt                                                                $    --  $14,445
                                                                              =======  =======


      Future maturities of long-term debt as of December 31, 1999 are as follows:

2000                                                                                   $ 3,798
2001                                                                                     4,086
2002                                                                                     4,392
2003                                                                                     4,722
2004                                                                                     1,245
                                                                                       -------

Total                                                                                  $18,243
                                                                                       =======

5.    COMMITMENTS AND CONTINGENCIES

      The Company leases its office and production facility under an operating lease which expires in January 2002. Aggregate minimum annual rentals under this operating lease are as follows:

YEAR ENDING DECEMBER 31:
2000                                                                                   $53,256
2001                                                                                    53,256
2002                                                                                     4,438
                                                                                      --------

Total                                                                                 $110,950
                                                                                      ========

      Rent expense under this lease was $66,312 and $64,788 for 1999 and 1998, respectively.

6.    CONCENTRATION OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through maintaining long-term relationships with its customers. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had two customers which represented 20% and 14% of total 1998 and 1999 revenues, individually in each year.

7.    RELATED PARTY TRANSACTIONS

      During 1999 the Company entered into a lending agreement and accepted a note receivable from an entity controlled by the directors of the Company. The note is interest free, and payable on demand. The balance outstanding on the note at December 31, 1999 was $3,729.

8.    SUBSEQUENT EVENT

      In March 2000, the Company signed a letter of intent with Industrialex Manufacturing, Inc. (IMC) whereby IMC would acquire all of the outstanding stock of the Company for $1,200,000. The consideration for the acquisition will be paid in cash, a note payable to the Company and special warrants. The purchase closed in May 2000.


                                     * * * *

                          INDEPENDENT AUDITOR'S REPORT

March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have audited the accompanying balance sheets of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ Hein & Associates LLP

Certified Public Accountants
DENVER, COLORADO

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                                  BALANCE SHEET

                                                              March 31,      June 30,
                                                              --------  ------------------
                                                               2000      1999      1998
                                                              --------  --------  --------
                                                             (Unaudited)
                            ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                 $ 35,353  $ 72,648  $ 33,249
    Accounts receivable                                         90,814    91,120   105,250
    Prepaid taxes                                                1,800        --     3,257
    Other prepaids                                               3,450     3,188     3,188
    Inventory, less allowance of $3,800 in 2000
    (unaudited), 1999 and 1998                                  48,402    49,816    49,843
                                                              --------  --------  --------

        Total current assets                                   179,819   216,772   194,787
PROPERTY AND EQUIPMENT, at cost, less accumulated
    depreciation of $205,913 (unaudited), $198,037 and
    $168,97, respectively
                                                                59,252    65,045    63,568
OTHER ASSETS:
    Deposits
                                                                 2,629     2,629     2,629
                                                              --------  --------  --------
                                                              $241,700  $284,446  $260,984
                                                              ========  ========  ========
Total Assets

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                     $ 13,179  $ 24,692  $  8,975
    Income taxes payable                                            --     1,798        --
    Deferred tax liability                                      23,000    23,000    29,000
    Line-of-credit                                                  --    35,772    20,000
                                                              --------  --------  --------
        Total current liabilities                               36,179    85,262    57,975
COMMITMENTS (Note 4)
STOCKHOLDERS' EQUITY:
Common stock, voting $.0001 par value;
    100,000 shares authorized and issued
                                                                    10        10        10
Additional paid-in capital                                       2,399     2,399     2,399
Retained earnings                                              203,112   196,775   200,600
                                                              --------  --------  --------
Total stockholders' equity                                     205,521   199,184   203,009
                                                              --------  --------  --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $241,700  $284,446  $260,984
                                                              ========  ========  ========

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                FOR THE NINE    FOR THE NINE          FOR THE YEARS ENDED
                                                MONTHS ENDED    MONTHS ENDED
                                                  March 31         March 31                June 30
                                                ------------    -------------   -----------------------------
                                                    2000            1999            1999            1998
                                                -------------   -------------   -------------   -------------
                                                 (Unaudited)     (Unaudited)
NET REVENUES:
    Sales                                       $     701,091   $     742,481   $   1,000,547   $   1,032,388
    Less: sales discounts, credits and refunds         (4,526)         (5,014)         (7,521)         (2,786)
                                                -------------   -------------   -------------   -------------
        Net revenues                                  696,565         737,467         993,026       1,029,602

OPERATING EXPENSES:
    General and administrative                        226,862         225,613         308,425         306,068
    Cost of goods sold                                453,594         461,602         658,996         680,013
    Depreciation and amortization                       7,875          13,524          29,066          25,490
                                                -------------   -------------   -------------   -------------
        Total expenses                                688,331         700,739         996,487       1,011,571
OPERATING INCOME (LOSS)                                 8,234          36,728          (3,461)         18,031
OTHER INCOME (EXPENSE):
    Interest income                                       501              --             695           1,299
    Interest expense                                   (2,527)         (1,471)         (2,031)           (332)
    Loss on sale of assets                                 --              --              --              --
    Other                                               1,629              27              27             350
                                                -------------   -------------   -------------   -------------
        Total other income (expense)                     (397)         (1,444)         (1,309)          1,317
INCOME (LOSS) BEFORE INCOME TAXES                       7,837          35,284          (4,770)         19,348
INCOME TAX (EXPENSE) BENEFIT                           (1,500)         (7,100)            945          (4,143)
                                                -------------   -------------   -------------   -------------
NET INCOME (LOSS)                                       6,337          28,184          (3,825)         15,205
RETAINED EARNINGS, beginning of year                  196,775         200,600         200,600         185,395
                                                -------------   -------------   -------------   -------------
RETAINED EARNINGS, end of year                  $     203,112   $     228,784   $     196,775   $     200,600
                                                =============   =============   =============   =============

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE NINE   FOR THE NINE
                                                                  MONTHS ENDED   MONTHS ENDED        FOR THE YEARS ENDED
                                                                    MARCH 31       MARCH 31                JUNE 30
                                                                 ------------------------------ --------------------------
                                                                     2000            1999            1999            1998
                                                                 -------------   -------------   -------------   -------------
                                                                  (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                            $       6,337   $      28,184   $      (3,825)  $      15,205
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
        Loss on sale of fixed assets                                        --              --              --              --
        Depreciation and amortization                                    7,875          13,524          29,066          25,490
        Changes in operating assets and liabilities:
           Accounts receivable
                                                                           306         (32,366)         14,130         (17,089)
         Prepaid income taxes                                           (1,800)          3,257           3,257          (3,257)
         Other prepaids                                                   (262)             --              --            (480)
         Inventory                                                       1,414          (1,225)             27              43
         Accounts payable and accrued expenses                         (11,513)         19,214          15,717           3,188
         Income taxes payable                                           (1,798)          3,843           1,798          (2,406)
         Deferred taxes                                                     --              --          (6,000)          3,000
                                                                 -------------   -------------   -------------   -------------
        Net cash provided by operating activities                          559          34,431          54,170          23,694
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                            --              --              --              --
    Purchase of property and equipment                                  (2,082)        (18,704)        (30,543)        (26,400)
                                                                 -------------   -------------   -------------   -------------
        Net cash used in investing activities                           (2,082)        (18,704)        (30,543)        (26,400)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit                                            --           7,349          20,505          20,000
    Payments on line-of-credit                                         (35,772)             --          (4,733)         (9,500)
                                                                 -------------   -------------   -------------   -------------
        Net cash provided by (used in) financing activities            (35,772)          7,349          15,772          10,500
INCREASE IN CASH                                                       (37,295)         23,076          39,399           7,794
CASH, at beginning of year                                              72,648          33,249          33,249          25,455
                                                                 -------------   -------------   -------------   -------------
CASH, at end of year                                             $      35,353   $      56,325   $      72,648   $      33,249
                                                                 =============   =============   =============   =============
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for:
        Interest                                                 $       2,527   $       1,471   $       2,031   $         332
                                                                 =============   =============   =============   =============
        Income taxes                                             $       5,098   $          --   $          --   $       6,806
                                                                 =============   =============   =============   =============

                      BROOMFIELD INDUSTRIAL PAINTING, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Organization - Broomfield Industrial Painting, Inc. (the "Company") was incorporated in Colorado in 1990 to perform industrial painting services. The Company provides most of these services to companies in the Denver metropolitan area.

      Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

      Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

      Unaudited Information - The balance sheet as of March 31, 2000 and the statements of operations for the 9-month period ended March 31, 2000 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and the results of operations for the 9-month period ended March 31, 2000. The results of operations for the interim period are not necessarily indicative of those to be expected for the year.

      Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

      Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                                   June 30
                                                          ---------------------------
                                                             1999           1998
                                                          ------------   ------------
             Inventory                                    $     53,616   $     53,643
             Less allowance for obsolete inventory              (3,800)        (3,800)
                                                          ------------   ------------
             Total                                        $     49,816   $     49,843
                                                          ============   ============

2.    SIMPLE IRA:

      The Company has a simple IRA plan (the Plan) which was adopted in July 1998. Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $12,439 and $-0- at June 30, 1999 and 1998, respectively.

3.    PROPERTY AND EQUIPMENT:

      Property and equipment consist of the following:

                                                                June 30
                                                         ----------------------
                                                           1999         1998
                                                         ---------    ---------
           Furniture and fixtures                        $  17,460    $   7,120

           Machinery and equipment                         183,036      162,833

           Vehicles                                         31,787       31,787

           Leasehold improvements                           30,799       30,799
                                                         ---------    ---------

           Less accumulated depreciation                  (198,037)    (168,971)
                                                         ---------    ---------

                                                         $  65,045    $  63,568
                                                         =========    =========

      Related depreciation expense for the years ended June 1999, and 1998 was $29,066 and $25,490, respectively.

4.    COMMITMENTS:

      The Company rents office space and equipment under various lease agreements. The future minimum rental commitments of the Company for office space and equipment as of June 30, 1999, are as follows:

                   Years Ending
                     June 30,                                            Amount
                   ------------                                          -------
                      2000                                               $41,473
                      2001                                                40,517
                      2002                                                    --
                      2003                                                    --
                      2004                                                    --
                                                                         -------
                                                                         $81,990
                                                                         =======

      Rent expense for office space and equipment was $30,792 for the nine months ended March 31, 2000 and was $38,250 and $33,790 for the years ended June 30, 1999 and 1998 respectively.

5.    LINE-OF-CREDIT:

      The Company has a $50,000 line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totaling 8.0% as of June 30, 1999), payable monthly with outstanding principal due March 15, 2001. The amounts available to be borrowed under the agreement are based on a borrowing base as defined in the agreement relating to allowable inventory and accounts receivable. The note is collateralized by substantially all of the Company's assets. The principal balance was $35,772 and $20,000 at June 30, 1999 and 1998, respectively. This line-of-credit was canceled by the Company in May 2000.

6.    INCOME TAXES:

      The components of the provision for income taxes for the years ended June 30, 1999 and 1998 are as follows:

                                                                June 30,
                                                           1999          1998
                                                        -----------   -----------
             Current:
                 Federal                                $     4,350   $     1,143
                 State                                          705            --
                                                        -----------   -----------
                                                              5,055         1,143
             Deferred:
                 Federal                                     (4,440)        2,220
                 State                                       (1,560)          780
                                                        -----------   -----------
                                                             (6,000)        3,000
                                                        -----------   -----------
             Total tax expense (benefit)                $      (945)  $     4,143
                                                        ===========   ===========

      The Company prepares its income taxes on a cash basis. Differences between the carrying value of accounts receivable, inventory, and accounts payable under GAAP and the carrying value for income tax purposes created the cumulative temporary differences that give rise to a significant portion of the deferred tax liability at June 30, 1999 and 1998.

7.    SUBSEQUENT EVENTS:

      In April 2000, the Company's stock was acquired by Industrialex Manufacturing, Inc. (Industrialex) for approximately $925,000, of which $425,000 was paid in cash and the remainder in 500,000 special warrants convertible, for no additional consideration, into one share each of Industrialex common stock.

                          INDEPENDENT AUDITOR'S REPORT


April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheets of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




/s/ Hein & Associates LLP

Certified Public Accountants
DENVER, COLORADO

                           SCREEN TECH GRAPHICS, INC.

                                  BALANCE SHEET

                                                                                          DECEMBER 31,
                                                                        MARCH 31,   --------------------------
                                                                          2000          1999          1998
                                                                      ------------  ------------  ------------
                                                                      (Unaudited)

                               ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                           $     65,973  $     64,166  $     44,136
  Accounts receivable, with no allowance for doubtful accounts             281,045       251,313       121,547
    deemed necessary
  Inventory                                                                 59,493        60,668        63,328
                                                                      ------------  ------------  ------------
    Total current assets                                                   406,511       376,147       229,011

PROPERTY AND EQUIPMENT, at cost                                            200,004       206,523       259,534
                                                                      ------------  ------------  ------------

TOTAL ASSETS                                                          $    606,515  $    582,670  $    488,545
                                                                      ============  ============  ============


  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                    $     88,590  $     63,826  $     67,616
  Line-of-credit                                                            60,509        63,509        29,065
  Current portion of long-term debt                                         39,904        46,707        62,446
  Other accrued expenses                                                     4,712         8,802         5,179
                                                                      ------------  ------------  ------------
    Total current liabilities                                              193,715       182,844       164,306


LONG-TERM DEBT                                                             178,407       178,407       187,060

COMMITMENTS (Notes 2 and 4)

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 50,000 shares authorized; 1,000 shares
    issued and outstanding                                                   5,000         5,000         5,000
  Retained earnings                                                        229,393       216,419       132,182
                                                                      ------------  ------------  ------------
    Total stockholders' equity                                             234,393       221,419       137,182
                                                                      ------------  ------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $    606,515  $    582,670  $    488,548
                                                                      ============  ============  ============

                           SCREEN TECH GRAPHICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                              FOR THE THREE MONTHS ENDED     FOR THE YEARS ENDED
                                      MARCH 31                  DECEMBER 31,
                              -------------------------   -------------------------
                                 2000          1999          1999          1998
                              -----------   -----------   -----------   -----------
                              (Unaudited)   (Unaudited)
NET REVENUES:                 $   529,639   $   426,348   $ 1,898,720   $ 1,645,900

Cost of goods sold                346,441       287,925     1,186,562     1,017,764
                              -----------   -----------   -----------   -----------

GROSS MARGIN                      183,198       138,423       712,158       628,136

OPERATING EXPENSES:
  General and administrative
                                  139,003        74,861       488,321       534,219
  Depreciation                     16,987        23,147        92,586        95,259
                              -----------   -----------   -----------   -----------
     Total expenses               155,990        98,008       580,907       629,478
                              -----------   -----------   -----------   -----------

OPERATING INCOME (LOSS)
                                   27,208        40,415       131,251        (1,342)

OTHER INCOME (EXPENSE):
  Interest income                      --            --           701           587
  Interest expense                 (4,801)       (5,838)      (21,902)      (25,334)
  Gain (loss) on sale of
  assets                               --            --          (796)          950
  Other income                        567            84         2,683         2,734
                              -----------   -----------   -----------   -----------
     Total other income
     (expense)                     (4,234)       (5,754)      (19,314)      (21,063)

NET INCOME (LOSS)                  22,974        34,661       111,937       (22,405)

DISTRIBUTIONS                     (10,000)           --       (27,700)      (34,140)

RETAINED EARNINGS, beginning
of year                           216,419       132,182       132,182       188,727
                              -----------   -----------   -----------   -----------

RETAINED EARNINGS, end of
year                          $   229,393   $   166,843   $   216,419   $   132,182
                              ===========   ===========   ===========   ===========

                           SCREEN TECH GRAPHICS, INC.
                            STATEMENTS OF CASH FLOWS


                                                             FOR THE THREE MONTHS
                                                                     ENDED                 FOR THE YEARS ENDED
                                                                    MARCH 31                  DECEMBER 31,
                                                           -------------------------   -------------------------
                                                              2000          1999          1999          1998
                                                           -----------   -----------   -----------   -----------
                                                           (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                       $    22,974   $    34,661   $   111,937   $   (22,405)
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
     Depreciation and amortization                              16,987        23,147        92,586        95,259
     Changes in operating assets and liabilities:
       Accounts receivable                                     (29,732)      (58,568)     (129,766)       58,468
       Inventory                                                 1,175         2,442         2,660        (2,319)
       Accounts payable and accrued expenses                    20,675           674           373      (143,752)
                                                           -----------   -----------   -----------   -----------

   Net cash provided by (used in) operating activities          32,079         2,356        77,790       (14,749)
                                                           -----------   -----------   -----------   -----------


CASH FLOWS FROM INVESTING ACTIVITY:

   (Purchase) proceeds of property and equipment               (10,468)        3,184       (39,551)      (43,093)
                                                           -----------   -----------   -----------   -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                                               (10,000)           --       (27,700)      (34,140)
   Proceeds from debt                                               --        25,000       100,999       220,000
   Payments on debt                                             (9,804)      (18,609)      (91,508)     (122,233)
                                                           -----------   -----------   -----------   -----------
     Net cash provided by (used in)
      financing activities                                     (19,804)        6,391       (18,209)       63,627
                                                           -----------   -----------   -----------   -----------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 1,807        11,931        20,030         5,785


CASH AND CASH EQUIVALENTS, at beginning of year                 64,166        44,136        44,136        38,351
                                                           -----------   -----------   -----------   -----------


CASH AND CASH EQUIVALENTS, at end of year                  $    65,973   $    56,067   $    64,166   $    44,136
                                                           ===========   ===========   ===========   ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
Cash payments for interest                                 $     4,801   $     5,838   $    21,902   $    25,334
                                                           ===========   ===========   ===========   ===========

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Organization - Screen Tech Graphics, Inc. (the "Company") was incorporated in Colorado in 1980 to perform industrial painting services. The Company provides most of these services to companies in the Colorado Springs metropolitan area.

      Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Income Taxes - No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's sole stockholder will report the Company's taxable income or loss on his individual income tax return.

      Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

      Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

      Unaudited Information - The balance sheets as of March 31, 2000 and the statements of operations for the three months ended March 31, 2000 and 1999 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and the results of operations for the three months ended March 31, 2000 and 1999.

      Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

      Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                                 December 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
             Inventory - paint                                $38,808    $38,204
             Inventory - magnisight                            21,860     25,124
                                                              -------    -------
             Total                                            $60,668    $63,328
                                                              =======    =======

2.    401(k) SAVINGS:

      The Company has a 401(k) profit sharing plan (the Plan). Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $14,814 and $11,837at December 31, 1999 and 1998 respectively.

3.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                             December 31,
                                                       ------------------------
                                                         1999           1998
                                                       ---------      ---------
           Machinery and equipment                     $ 581,905      $ 576,416
           Vehicles                                       86,252         60,858
           Leasehold improvements                             --          6,000
                                                       ---------      ---------
                                                         668,157        643,274

           Less accumulated depreciation                (461,634)      (383,740)
                                                       ---------      ---------

                                                       $ 206,523      $ 259,534
                                                       =========      =========

      Related depreciation expense for the years ended December 31, 1999 and 1998 was $92,586 and $95,259 respectively.

4.       COMMITMENTS

         The Company rents office space from the owner under a lease agreement. The future minimum rental commitments of the Company for office space as of December 31, 1999, are as follows:

                  Years Ending
                  December 31,                                          Amount
               ------------------                                    -----------
               2000                                                  $    46,398

               Thereafter                                                     --
                                                                     -----------
                                                                     $    46,398
                                                                     ===========

      Rent expense for office space and equipment was $85,900 and $82,500 for the years ended December 31, 1999 and 1998, respectively.

5.    LINE-OF-CREDIT

      The Company has a line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totaling 8.0% as of December 31, 1999), payable in full on August 1, 2000. The note is collateralized by substantially all of the Company's assets. The principal balance was $63,509 and $29,065at December 31, 1999 and 1998, respectively.

6.    LONG-TERM DEBT

      The Company has a revolving loan personally guaranteed by the owners and collateralized by the Company's assets. Payments of principal and interest totaling $4,352 are due each month with the outstanding balance due November 20, 2004.

      The Company also had an outstanding loan on a vehicle which is collateralized by the vehicle. Principal and interest payments are due monthly in the amount of $477 and all outstanding balances are due December 2003.

      The future minimum loan principal payments are as follows:

                     Years Ending                                      Amount
                     December 31,
                   ----------------
                         2000                                       $    46,707
                         2001                                            46,707
                         2002                                            46,707
                         2003                                            46,707
                      Thereafter                                         38,286
                                                                    -----------
                                                                        225,114
               Short-term portion                                       (46,707)
                                                                    -----------

               Total long-term debt                                 $   178,407
                                                                    ===========

                               OUTSIDE BACK COVER

     Until ___________ __, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2000

SELLING STOCKHOLDER
PROSPECTUS



                                4,067,000 Shares

                     [INDUSTRIALEX MANUFACTURING CORP. LOGO]

                        INDUSTRIALEX MANUFACTURING CORP.

                          Common Stock, $.01 par value

                          ----------------------------

         The shares of common stock may be offered and sold from time to time by the selling stockholders through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The terms of the offering and sale of common stock in respect of which this prospectus is being delivered, including any initial public offering price, any discounts, commissions, or concessions allowed or paid to underwriters, dealers, or agents, the purchase price of the common stock and the proceeds to the selling stockholders, and any other material terms shall be set forth in a prospectus supplement.

         All 4,067,000 shares of common stock of Industrialex Manufacturing Corp. offered hereby are being offered for sale by the selling stockholders identified herein. Industrialex will not receive any proceeds from the sale of the common stock by the selling stockholders.

                          ----------------------------

         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT ALTERNATE PAGES 4 TO 6.

                          ----------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this prospectus is __, 2000

                                TABLE OF CONTENTS

                                                                       PAGE
Summary                                                             Alternate 3

Risk factors                                                        Alternate 4

Selling stockholders                                                Alternate 6

Plan of distribution                                                Alternate 14

Use of proceeds                                                     Alternate 14

Cautionary statement concerning forward-looking statements          Alternate 14

Dividend record and policy                                          Alternate 15

Experts                                                             Alternate 15

Legal matters                                                       Alternate 15

Where you can find more information                                 Alternate 15



                                  Alternate 2

                                     SUMMARY

BUSINESS OF INDUSTRIALEX:           Industrialex is a provider of protective coating services to various manufacturing industries. Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies. The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.

                                    Our principal office is located at 63-A S. Pratt Parkway; Longmont, Colorado
                                    80501.  The telephone number is (303) 651-6672.

                                    Industrialex has three wholly-owned subsidiaries:  Broomfield Industrial
                                    Painting, Inc. ("BIP"); Decorative and Coating Systems, Inc. ("DACS"); and Screen
                                    Tech Graphics, Inc. ("STG").  In this prospectus, all references to the "Company"
                                    shall mean the combined operations of Industrialex, BIP, DACS and STG, and
                                    "Industrialex" shall mean Industrialex Manufacturing Corp.

THE OFFERING:                       Common stock
                                    offered by the
                                    selling stockholders:     4,067,000 shares

USE OF PROCEEDS:                    All proceeds from the offering will be received by the selling stockholders.

SELLING STOCKHOLDERS:               The selling stockholders are founders of Industrialex or purchased their shares in a private placement pursuant to an exemption provided by Regulation D under the
                                    Securities Act of 1933, as amended.



                                  Alternate 3

                                  RISK FACTORS

     An investment in Industrialex common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.

OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.

     Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, BIP, DACS, STG and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.

THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Gary Triolo, Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.

     Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.

THE INABILITY TO CONTINUE DEVELOPING AND SELLING NEW PRODUCTS MAY RESULT IN CONTINUED LOSSES.

     The coating industry is characterized by a consistent flow of new, improved chemical applications that render existing coating products obsolete. There can be no assurance that we will be able to convert our processes quickly enough to take advantage of such new chemical applications and market these products.

WE OPERATE IN A HEAVILY REGULATED INDUSTRY.

     We must comply with federal, state and local regulations that impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in its manufacturing process. There can be no guarantee that new environmental laws will not be imposed which will have an adverse impact on our manufacturing process and ability to compete effectively.



                                  Alternate 4

WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.

     We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the three months ended March 31, 2000, sales to the five largest customers of Industrialex, BIP, DACS and STG represented 87%, 54%, 58% and 63%, respectively, of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.

EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

     There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.

THE PUBLIC OFFERING PRICE WAS DETERMINED THROUGH NEGOTIATIONS AND MAY NOT BE RELATED TO THE VALUE OF THE STOCK.

     The initial public offering price of Industrialex's common stock on the Canadian Venture Exchange of $1.00 per share was arrived at arbitrarily by negotiation between Industrialex and Thomson Kernaghan, and represents their independent assessment of the value of the shares being offered. As such, the initial public offering price is not necessarily related to Industrialex's net worth or any other established criteria of value and may not bear any relationship to the market price of the shares following the completion of the offering.

THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

     Because shares of Industrialex common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of Industrialex common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

LISTING THE STOCK ON THE CANADIAN VENTURE EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES.

     The shares of Industrialex common stock will be approved for listing on the Canadian Venture Exchange and will be primarily traded on that exchange. The rules of the Canadian Venture Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the



                                  Alternate 5

Canadian Venture Exchange listing does not assure a stockholder that there will be a purchaser for his shares when the stockholder wishes to sell.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Industrialex's common stock as of July 31, 2000, and as adjusted to reflect the sale of shares being offered hereby, for each of the selling stockholders. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares owned by them.

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------

                                           Shares issued upon incorporation
                                           --------------------------------
Ahmad Akrami                                        4,000,000(1)           -0-         4,000,000             51.62%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO  80501

Mansour Akrami                                         75,000              -0-            75,000              0.95%
1115 Bacchus Drive, #E
Longmont, CO  80026

Gary E. Landgren                                      100,000              -0-           100,000              1.27%
908 Parker Drive
Longmont, CO  80501

Afshin K. Sarvestani                                   75,000              -0-            75,000              0.95%
1742 High Plains Drive
Superior, CO  80027


TOTAL                                               4,250,000              -0-


        Shares issued in connection with a private placement commencing March, 2000 and closing May, 2000
        -------------------------------------------------------------------------------------------------
Ahmad Akrami                                          136,000(2)            -0-          136,000             51.62%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO  80501

Richard Anderson                                       20,000          20,000               -0-                -0-
5820 Cantrell Rd.
Richmond, B.C.
V7C 3H1 Canada



                                  Alternate 6

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------

Melanie Baranec                                   10,000            10,000                    -0-           -0-
856 Riverland Dr. S.E
Calgary, A.B
T2C 3N5 Canada

Craig Colin                                       10,000            10,000                    -0-           -0-
3920 - 23rd Ave. S.W
Calgary, A.B
T3E 0J8 Canada

Bolder Venture Partners L.L.C                    960,000(3)        960,000                    -0-           -0-
1327 Spruce Street, Suite 300
Boulder, Colorado 80302

Claudia DiMaio                                    20,000            20,000                    -0-           -0-
2300 Oakmoor Dr. S.W
Calgary, A.B
T2V 4N7 Canada

Salvatore DiMaio                                  20,000            20,000                    -0-           -0-
51 Patterson Blvd. S.W
Calgary, A.B
T3H 2C9 Canada

Far Behrooz                                       60,000            60,000                    -0-           -0-
7521 La Quinta Cove
Lone Tree, CO 80124

Massimo M. Geremia                               100,000           100,000                    -0-           -0-
3962 Edenstone Rd. N.W
Calgary, A.B
T3A 3Y9 Canada

Randall Harrison                                  20,000            20,000                    -0-           -0-
35 Edgerridge Court N.W
Calgary, A.B
T3A 4N Canada

Doug Hicks                                         9,000             9,000                    -0-           -0-
307 2250 W. 3rd Ave
Vancouver, B.C
V1K 1L4 Canada

Bill Hodal                                        20,000            20,000                    -0-           -0-
P.O. Box 10337
Pacific Centre 2200-609
Granville St
Vancouver, B.C. V7Y 1H2

Laura Hubenig                                     20,000            20,000                    -0-           -0-
221 Sandpiper Circle N.W
Calgary, A.B
T3K 3T Canada



                                  Alternate 7

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------
Geoffrey D. Hunter                               100,000           100,000                    -0-           -0-
4704 Capel Road N.W
Calgary, A.B
T2L 1A6 Canada

Ivanhoe Holdings, Inc.                            50,000            50,000                    -0-           -0-
P.O. Box 1561
Zephyr House
Mary St., Grand Cayman
British West Indies

George Jackson                                   100,000           100,000                    -0-           -0-
535 10th Ave. S.W
Suite 107
Calgary, A.B
T2R 0A8 Canada

Pamela Wendy Johnston                             10,000            10,000                    -0-           -0-
248 Point McKay Terrace N.W
Calgary, A.B
T3B 4V6 Canada

Daniel LaPlante                                   70,000            70,000                    -0-           -0-
423 Brookpark Dr. S.W
Calgary, A.B
T2W 2W8 Canada

Barry Mackie                                      20,000            20,000                    -0-           -0-
16680 85A Ave
Surrey, B.C
V4N 5A7 Canada

Paul MacNeill                                    100,000           100,000                    -0-           -0-
2100-1111 West Georgia St
Vancouver, B.C
V7X 1K9 Canada

Cliff Mah                                        196,000(4)        100,000                    -0-           -0-
1450 Creekside Drive 800
Vancouver, B.C
V6J 5B3 Canada

Dwayne Nuzum                                      10,000            10,000                    -0-           -0-
4330 Sage Court
Boulder, CO 80301
Kent Nuzum                                       136,000(5)         40,000                    -0-           -0-
1829 Mapleton
Boulder, CO 80304

Larry O'Brien                                     20,000            20,000                    -0-           -0-
1826 13th Ave. W
Vancouver, B.C
V6J 2H3 Canada



                                  Alternate 8

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------
James Oleynick                                    31,000            31,000                    -0-           -0-
136 Glynde Ave
Burnaby, B.C
V5B 3J2 Canada

John Pietrovito                                   14,000            14,000                    -0-           -0-
7539 Huntervalley Rd. N.W
Calgary, A.B
T2K 4K Canada

Thomas Plunket(6)                                 50,000            50,000                    -0-           -0-
9641 N. 63rd St
Longmont, CO 80503
Precept Capital Corp                              80,000            80,000                    -0-           -0-
205-700 West Pender St
Vancouver, B.C
V6C 1 Canada

James Prier                                       20,000            20,000                    -0-           -0-
3441 Dundas St
Vancouver, B.C
V5K 1R9 Canada

Rich Rice                                         40,000            40,000                    -0-           -0-
1750-701 W. Georgia
Vancouver, B.C
V6C 3E8 Canada

John Rose                                        200,000           200,000                    -0-           -0-
13826 Vintage Centre Ave
Houston, TX 77069

Glen Stevens                                      10,000            10,000                    -0-           -0-
38411 Boulder Canyon Dr.
Boulder, CO 80302

Bill Stankovic                                    68,000            68,000                    -0-           -0-
5790 Patina Drive S.W
Unit #24
Calgary, A.B
T3H 2Y5 Canada

Sutton Group Financial Services Ltd.             200,000           200,000                    -0-           -0-
1628-555 West Hastings St
Vancouver, B.C
V6B HN6 Canada

Thomas Tennessen                                 116,000(7)         20,000                    -0-           -0-
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO 80501



                                  Alternate 9

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------
Greg Tyszko                                       20,000            20,000                    -0-           -0-
3815 Parkhill Pl. S.W
Calgary, A.B
T2S 2W6 Canada

Sylvia E. Williams                                20,000            20,000                    -0-           -0-
5728-125 A Street
Surrey, B.C
V3X 3G8 Canada

Lily Wong                                         10,000            10,000                    -0-           -0-
307 Edelweiss Pl. N.W
Calgary, A.B
T3A 3R2 Canada

Walter Wong                                       20,000            20,000                    -0-           -0-
2919 S. Lakeridge Trail
Boulder, CO 80302

Nancy Yee                                         15,000            15,000                    -0-           -0-
13293 Amble Greene Crt
Surrey, B.C
V4A 6H1 Canada

Daryl Yurek                                      776,000(8)        200,000                    -0-           -0-
1327 Spruce Street
Boulder, CO 80302

Jeff Yurek                                        20,000            20,000                    -0-           -0-
44 Rhonda Ct
St. Thomas, Ontario
N5R 4X1 Canada

Mike Yurek                                        20,000            20,000                    -0-           -0-
RR #4
Iona Station, Ontario
N0I 1P0 Canada

Peter Yurek                                       20,000            20,000                    -0-           -0-
46 Pearl St
St. Thomas, Ontario
N5P 2P4 Canada

Fred Sam Zaitsoff                                 10,000            10,000                    -0-           -0-
8080 197 St
Langley, B.C
V2Y 1Y4 Canada

Payam Zamani                                     300,000           300,000                    -0-           -0-
900 Pepper Tree Lane 1125
Santa Clara, CA 95051

TOTAL                                          4,277,000(9)      3,277,000



                                  Alternate 10

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------

           Shares issued to various stockholders in connection with the acquisition of BIP on April 4, 2000
           ------------------------------------------------------------------------------------------------

Dan Almadova                                       4,000             4,000                    -0-           -0-
15899 E. 13th Pl., #123
Aurora, CO

Cathy Brown                                        1,500             1,500                    -0-           -0-
10211 Ura Ln
Northglenn, CO 80221

Dennis Jamison                                     4,000             4,000                    -0-           -0-
4434 Zenobia St
Denver, CO 80212

Angela Bennett Lauer                              50,000            50,000                    -0-           -0-
3168 W. 100th Ave
Westminster, CO 80031

Donald J. Lauer                                   50,000            50,000                    -0-           -0-
3168 W. 100th Ave
Westminster, CO 80031

Greg Lauer                                        65,000            65,000                    -0-           -0-
8332 Yarrow Ct
Arvada, CO 80005

Jeff Lauer                                        65,000            65,000                    -0-           -0-
5731 W. 92nd Ave., #129
Westminster, CO 80030

Jim Pasko                                          4,000             4,000                    -0-           -0-
7340 W. 23rd Ave
Lakewood, CO 80215

Cheryl Riser                                       5,000             5,000                    -0-           -0-
11522 Garfield Way
Thornton, CO 80233

Janice Trawinski                                   5 000             5,000                    -0-           -0-
10944 Alcott Dr.
Westminster, CO 80234

Mark S. Trawinski                                245,000           245,500                    -0-           -0-
10944 Alcott Dr.
Westminster, CO 80234

Marilyn K. Walker                                  1,500             1,500                    -0-           -0-
4440 Eliot St
Denver, CO 80211

TOTAL                                            500,000(9)        500,000



                                  Alternate 11

                                                 SHARES
                                              BENEFICIALLY          SHARES
                                                  OWNED           OFFERED IN      SHARES BENEFICIALLY   POST-OFFERING
           NAME AND ADDRESS                    PRE-OFFERING      THE OFFERING     OWNED POST-OFFERING    % OWNERSHIP
-----------------------------------------   ------------------  ---------------  ---------------------- ---------------
           Shares issued to various stockholders in connection with the acquisition of DACS on May 1, 2000
           -----------------------------------------------------------------------------------------------

Gary M. Triolo                                   50,000             50,000               -0-                   -0-
8344 Allison Court
Arvada, CO  80005

John A. Triolo                                   50,000             50,000               -0-                   -0-
13665 W. 71st Place
Arvada, CO  80004

Joseph P. Triolo, Jr                             50,000             50,000               -0-                   -0-
5721 Estes St.
Arvada, CO  80002

Joseph P. Triolo, Sr.                            50,000             50,000               -0-                   -0-
1200 East 3rd Ave.
Broomfield, CO  80020

TOTAL                                           200,000(10)        200,000

           Shares issued to various stockholders in connection with the acquisition of STG on July 5, 2000
           -----------------------------------------------------------------------------------------------
Susan Elizabeth DiNapoli                         45,000           45,000                -0-                    -0-
135 Pinewood Loop
Monument, CO  80132

Vincent DiNapoli                                 45,000           45,000                -0-                    -0-
135 Pinewood Loop
Monument, CO  80132

TOTAL                                            90,000(11)       90,000

(1) Chief executive officer and a director of Industrialex. Includes 300,000 shares owned by Mr. Akrami but that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000.

(2) Shares beneficially owned pre-offering includes 96,000 shares in which Mr. Akrami has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C., but shares offered in the offering excludes such shares.

(3) All of these shares may be acquired by exercise of a warrant. Bolder Venture Partners, L.L.C. is owned 60% by Daryl Yurek and 10% by each of Cliff Mah, Ahmad Akrami, Kent Nuzum and Thomas Tennessen.

(4) Shares beneficially owned pre-offering includes 96,000 shares in which Mr. Mah has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C., but shares offered in the offering excludes such shares.

(5) Shares beneficially owned pre-offering includes 96,000 shares in which Mr. Nuzum has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C., but shares offered in the offering excludes such shares.



                                  Alternate 12

(6)   A director of Industrialex.

(7) A director of Industrialex. Shares beneficially owned pre-offering includes 96,000 shares in which Mr. Tennessen has a beneficial ownership through his ownership of 10% of Bolder Venture Partners L.L.C., but shares offered in the offering excludes such shares.

(8) Shares beneficially owned pre-offering includes 576,000 shares in which Mr. Yurek has a beneficial ownership through his ownership of 60% of Bolder Venture Partners L.L.C., but shares offered in the offering excludes such shares.

(9) All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

(10) All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

(11) All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

(12) All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.



                                  Alternate 13

                              PLAN OF DISTRIBUTION

      The common stock offered hereby may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      The shares may be sold from time to time in one or more transactions at a fixed offering price that may be changed or at varying prices determined at the time of sale or negotiated prices.

      Industrialex has paid substantially all of the expenses incident to the offering of the shares, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the selling stockholders.

                                 USE OF PROCEEDS

      Industrialex will not receive any of the proceeds from the offering. All of such proceeds will be received by the selling stockholders.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

      We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.



                                  Alternate 14

      You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.

                           DIVIDEND RECORD AND POLICY

      Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.

                                     EXPERTS

      The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of BIP as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of STG as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

      The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

      Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

      The validity of the securities offered will be passed upon for Industrialex by Davis, Graham & Stubbs LLP, Denver, Colorado.

                       WHERE YOU CAN FIND MORE INFORMATION

      You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial




                                  Alternate 15
document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."


                               OUTSIDE BACK COVER

      Until ___________ __, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






                                  Alternate 16

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      (a) As permitted by the Colorado Business Corporation Law, the articles of incorporation of Industrialex eliminate the liability of directors to Industrialex or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Colorado Business Corporation Act.

      (b) The articles of incorporation provide that Industrialex will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of Industrialex against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Colorado Business Corporation Law. Industrialex's bylaws provide for a similar indemnity to directors and officers of Industrialex to the fullest extent authorized by the Colorado Business Corporation Law.

      (c) The articles of incorporation also give Industrialex the ability to enter into indemnification agreements with each of its directors and officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Consultants                                    $ 21,500
Legal fees                                      162,000
Accounting fees                                 150,000
Registration fees                                 2,500
Listing fees                                      2,000
Transfer agent fees                               2,000
Printing                                         10,000
                                               --------
                                               $350,000
                                               ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      During the period from Industrialex's incorporation through to the date of this prospectus, Industrialex has issued the following shares:

      o Upon incorporation, Industrialex issued 4,250,000 shares to the sole member of Industrial Manufacturing LLC in exchange for 100% of his member interest.

      o During February 2000, Industrialex initiated a private placement of special warrants under which 950,000 special warrants were subscribed to by a total of 11 individuals at a price of $0.50 per warrant, or total consideration of $475,000. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration. These special warrants were issued in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) in a transaction not involving a public offering. During March, April and May of 2000, the warrants were issued as the cash consideration was received.

     o During February 2000, Industrialex initiated a private placement of special warrants under which 1,407,000,000 special warrants were subscribed to by a total of 35 non-U.S. persons in jurisdictions outside of the United States at a price of $0.50 per warrant, or total consideration of $703,500. These special warrants were issued in reliance on Regulation S under the Securities Act of 1933. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration. During March, April and May of 2000, the warrants were issued as the cash consideration was received.

     o On May 1, 2000, Industrialex issued 200,000 special warrants to a total of 4 individuals in connection with the acquisition of Decorative & Coating Systems, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.

     o On April 14, 2000, Industrialex issued 500,000 special warrants to a total of 12 individuals in connection with the acquisition of Broomfield Industrial Painting, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.

     o On July 5, 2000, Industrialex issued 90,000 special warrants to a total of two individuals in connection with the acquisition of Screen Tech Graphics, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.

     o In June of 2000, the board of directors of Industrialex authorized the grant of options to purchase up to an aggregate of 687,000 shares of Industrialex common stock to 19 individuals who are directors, officers, or employees of the Company. The number of options granted to any one person ranges from 7,000 shares to 300,000 shares. All of these options are exercisable between $.50 and $1.00 per share and vest over a 48-month period. None of the options have been exercised. The options were granted in reliance upon the exemption from registration under the Securities Act of 1933 provided for in Rule 701.

     o Pursuant to a consulting agreement dated December 28, 1999 (as amended June 28, 2000), Industrialex granted Bolder Venture Partners a warrant to purchase up to 960,000 shares of Industrialex common stock for a period of five years from December 28, 2000. The warrants become exercisable as follows:

          o    400,000 at $0.25 per share as of December 28, 1999.

          o    360,000 at $1.00 per share as of May, 2000.

          o    200,000 at $1.00 per share upon completion of this offering.

The warrants were issued in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2).

ITEM 27. EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
--------------     ---------------------------------------------------------------------------------------------
1                  Agency Agreement dated __________  between Industrialex Manufacturing Corp. and Thomson
                   Kernaghan & Co. Limited**

3.1                Restated Articles of Incorporation of Industrialex Manufacturing Corp.*

3.2                Bylaws of Industrialex Manufacturing Corp.*

5.1                Legal Opinion of Davis, Graham & Stubbs LLP**

10.1               Sponsorship Agreement dated __________ between Industrialex Manufacturing Corp. and Thomson
                   Kernaghan & Co. Limited**

10.2               Incentive Compensation Plan*

10.3               Letter Agreement dated December 28, 1999 between Industrialex Manufacturing Corp. and
                   Bolder Venture Partners L.L.C.*

10.4               Letter Agreement dated June 28, 2000 between Industrialex Manufacturing Corp. and Bolder
                   Venture Partners L.L.C. amending letter dated December 28, 1999*

10.5               Form of Special Warrant*

10.6               Stock Purchase Agreement dated March 22, 2000, between Industrialex Manufacturing Corp.,
                   Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer*

10.7               Stock Purchase Agreement dated May 1, 2000, between Industrialex Manufacturing Corp.,
                   Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and
                   John Triolo*

10.8               Stock Purchase Agreement dated June 7, 2000, between Industrialex Manufacturing Corp.,
                   Screen Tech Graphics, Inc. and Susan Elizabeth DiNapoli and Vincent DiNapoli*

10.9               Employment Agreement dated May 1, 2000 between Industrialex Manufacturing Corp. and Scott
                   Robidart*

10.10              Secured Promissory Note dated May 8, 2000 in the principal amount of $130,000*

10.11              Stock Option Agreement dated May 8, 2000 between Ahmad Akrami and Scott Robidart*

10.12              Form of employee/consultant/confidentiality agreement*

21                 List of Subsidiaries*

23.1               Consents of Deloitte & Touche LLP*

23.2               Consents of Hein & Associates*

24                 Power of Attorney (included on signature page)

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
--------------     ---------------------------------------------------------------------------------------------
27                 Financial Data Schedule*

---------------------

*   Filed herewith
**  To be filed via amendment

                                  UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Industrialex pursuant to Industrialex's Bylaws or Certificate of Incorporation, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (5) To file a post-effective amendment to include any financial statements required to be filed pursuant to section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

      (6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the 14th day of August, 2000.

                                             INDUSTRIALEX MANUFACTURING CORP.


                                             By: /s/ Ahmad Akrami
                                                --------------------------------
                                                 Name:   Ahmad Akrami
                                                 Title:  Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ahmad Akrami and Thomas Tennessen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURES                       TITLE                     DATE
--------------------------------    -----------------------    -----------------

/s/ Ahmad Akrami                    Chief Executive Officer      August 14, 2000
-------------------------------
Ahmad Akrami

/s/ Thomas Tennessen                Director                     August 14, 2000
-------------------------------
Thomas Tennessen

/s/ Francis Lundy                   Director                     August 14, 2000
-------------------------------
Francis Lundy

/s/ Thomas Stephen Plunkett         Director                     August 14, 2000
-------------------------------
Thomas Stephen Plunkett

/s/ Stephen J. King                 Chief Financial Officer      August 14, 2000
-------------------------------
Stephen J. King

                                 EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
--------------     ---------------------------------------------------------------------------------------------
1                  Agency Agreement dated __________  between Industrialex Manufacturing Corp. and Thomson
                   Kernaghan & Co. Limited**

3.1                Restated Articles of Incorporation of Industrialex Manufacturing Corp.*

3.2                Bylaws of Industrialex Manufacturing Corp.*

5.1                Legal Opinion of Davis, Graham & Stubbs LLP**

10.1               Sponsorship Agreement dated __________ between Industrialex Manufacturing Corp. and Thomson
                   Kernaghan & Co. Limited**

10.2               Incentive Compensation Plan*

10.3               Letter Agreement dated December 28, 1999 between Industrialex Manufacturing Corp. and
                   Bolder Venture Partners L.L.C.*

10.4               Letter Agreement dated June 28, 2000 between Industrialex Manufacturing Corp. and Bolder
                   Venture Partners L.L.C. amending letter dated December 28, 1999*

10.5               Form of Special Warrant*

10.6               Stock Purchase Agreement dated March 22, 2000, between Industrialex Manufacturing Corp.,
                   Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer*

10.7               Stock Purchase Agreement dated May 1, 2000, between Industrialex Manufacturing Corp.,
                   Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and
                   John Triolo*

10.8               Stock Purchase Agreement dated June 7, 2000, between Industrialex Manufacturing Corp.,
                   Screen Tech Graphics, Inc. and Susan Elizabeth DiNapoli and Vincent DiNapoli*

10.9               Employment Agreement dated May 1, 2000 between Industrialex Manufacturing Corp. and Scott
                   Robidart*

10.10              Secured Promissory Note dated May 8, 2000 in the principal amount of $130,000*

10.11              Stock Option Agreement dated May 8, 2000 between Ahmad Akrami and Scott Robidart*

10.12              Form of employee/consultant/confidentiality agreement*

21                 List of Subsidiaries*

23.1               Consents of Deloitte & Touche LLP*

23.2               Consents of Hein & Associates*

24                 Power of Attorney (included on signature page)

27                 Financial Data Schedule*

---------------------

*   Filed herewith
**  To be filed via amendment